Exhibit 10.9(A)

EXECUTION VERSION

SEVENTH

AMENDED AND RESTATED

CREDIT AGREEMENT

dated as of August 31, 2009

by and among

NOVAMED, INC.

as the Borrower,

CERTAIN COMMERCIAL LENDING INSTITUTIONS,

as the Lenders,

and

NATIONAL CITY BANK,

as the Agent for the Lenders,

Sole Bookrunner and Sole Lead Arranger

with

BANK OF AMERICA, N.A.,

as Syndication Agent

and

TD BANKNORTH and SIEMENS FINANCIAL SERVICES, INC.,

as Co-Documentation Agents

SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 31, 2009, by and among NOVAMED, INC., a Delaware corporation (the “Borrower”), the various financial institutions from time to time party hereto (collectively, the “Lenders”), NATIONAL CITY BANK, as Sole Bookrunner, Sole Lead Arranger and as Agent (the “Agent”) for the Lenders, BANK OF AMERICA, N.A., as Syndication Agent and TD BANKNORTH and SIEMENS FINANCIAL SERVICES, INC., as Co-Documentation Agents;

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Agent entered into that certain Credit Agreement dated as of June 28, 2000 (the “Original Credit Agreement”) which Original Credit Agreement was amended and restated as of August 29, 2001 pursuant to an Amended and Restated Credit Agreement, was again amended and restated as of October 23, 2001 pursuant to that certain Second Amended and Restated Credit Agreement, was again amended and restated as of June 26, 2003 pursuant to that certain Third Amended and Restated Credit Agreement, was again amended and restated as of October 15, 2004 pursuant to that certain Fourth Amended and Restated Credit Agreement, was again amended and restated as of June 29, 2006 pursuant to that certain Fifth Amended and Restated Credit Agreement and was again amended and restated as of February 7, 2007 pursuant to that certain Sixth Amended and Restated Credit Agreement (the “Sixth Amended and Restated Credit Agreement”); and

WHEREAS, the Borrower has requested that the Lenders and the Agent amend and restate the Sixth Amended and Restated Credit Agreement; and

WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to amend and restate the Sixth Amended and Restated Credit Agreement; and

WHEREAS, the proceeds of the Loans hereunder will be used (i) to refinance existing indebtedness, (ii) for working capital purposes and (iii) for general corporate purposes, including to finance Permitted Acquisitions and Capital Expenditures.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1  Defined Terms.  The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof).

“Affected Lender” is defined in Section 4.12.

“Affiliate” of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan).  A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power

(a)                                  to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

(b)                                 to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agent” means National City Bank and its successors and assigns.

“Agreed EBITDA FORM” is defined in Schedule 1.

“Agreement” means, on any date, this Seventh Amended and Restated Credit Agreement as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

“ASC Facility” means an ambulatory surgery center, surgical facility or other form of outpatient surgical treatment center (including, without limitation, vision correction or laser vision correction center), or any business primarily in the business of owning, operating and/or managing one or more thereof.

“ASC Startup” means any Capital Expenditure or other amount expended the Borrower or any other Credit Party in an ASC Facility which Capital Expenditure would not by definition constitute an Investment or Permitted Acquisition hereunder.

“ASC Subsidiary” means a Subsidiary of the Borrower that is primarily engaged in the business of being an ASC Facility.

“ASC Subsidiary Capital Event” means the purchase by the Borrower or a Wholly-Owned Subsidiary of the Borrower of all or a portion of the equity interests in a Non-Wholly-Owned ASC Subsidiary or Controlled Minority ASC Entity or the redemption by a Non-Wholly-Owned ASC Subsidiary or Minority ASC Entity of all or a portion of the equity interests in such Non-Wholly-Owned ASC Subsidiary or Minority ASC Entity, as applicable.

“Asset Disposition” means any sale, transfer or other disposition of any property of the Borrower or any Subsidiary in a single transaction or in a series of related transactions (other than the sale of inventory and of equipment that is obsolete, worn-out or no longer useable by the Borrower or any of its Subsidiaries, in each case in the ordinary course of business and Permitted Equity Ownership Sales).

“Assignee Lender” is defined in Section 10.11.1.

“Authorized Officer” means, relative to any Credit Party, those of its officers whose signatures and incumbency shall have been certified to the Agent and the Lenders pursuant to Section 5.1.1.

“Available Revolving Commitment”: means at any time, an amount equal to the excess, if any, of (a) the Revolving Commitment Amount then in effect over (b) the sum of all Revolving Extensions of Credit then outstanding.

“Base Rate” means, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the interest rate per annum announced from time to time by the Agent at its principal office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Agent, (ii) the Federal Funds Effective Rate plus ½ of 1% and (iii) the 1 month LIBOR Rate plus 200 basis points (2%).

“Base Rate Loan” means a Loan bearing interest at a fluctuating rate determined by reference to the Base Rate.

“Borrower” is defined in the preamble.

“Borrowing” means the Revolving Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.2.

“Borrowing Request” means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B hereto.

“Business Day” means

(a)                                  any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in Chicago, Illinois; and

(b)                                 relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market.

“Call Option” means the call options, purchase rights or similar rights with respect to the common stock of the Borrower purchased by the Borrower on the issuance date of the Convertible Notes in connection with such issuance (including any rights of any counterparty to put any shares of common stock of the Borrower to the Borrower thereunder or any similar rights thereunder).

“Capital Expenditures” means, for any period, the aggregate amount of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures.

“Capitalized Lease Liabilities” means all monetary obligations of any Credit Party under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Cash Equivalent Investment” means, at any time:

(a)  any evidence of Indebtedness, maturing not more than eighteen months after such time, issued or guaranteed by the United States Government;

(b)  commercial paper, maturing not more than nine months from the date of issue, which is issued by:

(i)  a corporation (other than an Affiliate of any Credit Party) organized under the laws of any state of the United States or of the District of Columbia and rated A-l by Standard & Poor’s Corporation or P-l by Moody’s Investors Service, Inc., or

(ii)  any Lender (or its holding company);

(c)  any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either:

(i)  a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

(ii)  any Lender; or

(d)  any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in clause (c)(i)) which:

(i)  is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c); and

(ii)  has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“CERCLIS” means the Comprehensive Environmental Response Compensation Liability Information System List.

“Change of Control” means (a) any Person or any two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of capital stock (or other securities convertible into such capital stock) of the Borrower representing 35% or more of the combined voting power of all capital stock of the Borrower entitled to vote in the election of directors, (b) during any period of 12 consecutive calendar months, the ceasing of those individuals (the “Continuing Directors”) who (i) were directors of the Borrower, on the first day of each such period or (ii) subsequently became directors of the Borrower, and whose initial election or initial nomination for election subsequent to that date was approved either by (A) a majority of the Continuing Directors then on the board of directors of the Borrower or (B) the shareholders who, in accordance with the provisions of the Articles of Incorporation of the Borrower, are entitled to elect such director, to constitute a majority of the board of directors of the Borrower or (c) the occurrence of any “Fundamental Change” (or comparable term) under, as defined in, the Convertible Note Documents.

“Closing Date” means August 31, 2009.

“CMS” shall mean the Centers for Medicare and Medicaid Services and any successor thereto.

“Code” means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

“Collateral” means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Credit Party in or upon which a Lien now or hereafter exists in favor of the Agent on behalf of the Lenders, whether under this Agreement, Collateral Document or under any other documents executed by any such Credit Party and delivered to the Agent.

“Collateral Documents” means, collectively, (a) the Guarantee and Collateral Agreement, the Intellectual Property Assignments and all other security agreements, pledge agreements, assignments, guarantees and other similar agreements between a Credit Party and the Agent for the benefit of the Lenders now or hereafter delivered to the Lenders or the Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against a Credit Party as debtor in favor of the Agent, for the benefit of the Lenders, as secured party and (b) any amendments, restatements, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

“Consideration” means with respect to any Permitted Acquisition, the aggregate of (i) the cash paid by the Borrower or any of its Subsidiaries, directly or indirectly, to the seller in connection therewith, (ii) the Indebtedness incurred or assumed by the Borrower or any of its Subsidiaries (including, without limitation, Indebtedness of a person becoming a Credit Party in connection with a Permitted Acquisition, which Indebtedness continues to exist following the consummation of such Permitted Acquisition), whether in favor of the seller or otherwise and whether fixed or contingent, in connection therewith, (iii) any guaranty given or incurred by the Borrower or any of its Subsidiaries in connection therewith, (iv) the fair market value of any equity issued by the Borrower, in connection therewith, and (v) any other consideration given or obligation incurred by the Borrower or any of its Subsidiaries in connection therewith.

“Consolidated Interest Expenses” means, for any period, the total interest expense (including that attributable to capital leases) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and unused line fees but excluding any of the foregoing to the extent it constitutes a non-cash item.

“Contingent Liability” means any agreement, undertaking or arrangement which would be reflected in a footnote to a balance sheet as a contingent liability in accordance with GAAP.

“Continuation/Conversion Notice” means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

“Controlled Group” means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

“Controlled Minority ASC Entity” means, as of any date of determination, any Minority ASC Entity in which the Borrower or any Credit Party as of such date has operational control over the day to day business decisions of such Minority ASC Entity including, without limitation, veto power over the disposition of the assets of such Minority ASC Entity and operational control over the disbursement of funds held by such Minority ASC Entity.

“Convertible Note Documents” means the Convertible Notes, the Indenture dated as of June 17, 2007 between Borrower, as issuer and LaSalle Bank National Association, as trustee (including the First Supplemental Indenture dated as of June 27, 2007 between Borrower, as issuer and LaSalle Bank National Association, as trustee), the Call Options, the Warrants and all other definitive documents, instruments and agreements relating thereto, as amended, modified, supplemented, refinanced and replaced in accordance with the provisions hereof.

“Convertible Notes” means the Borrower’s $75,000,000 in original principal amount of unsecured convertible senior subordinated notes due 2012, as amended, modified, supplemented, refinanced or replaced in accordance with the provisions hereof.

“Credit Party” means the Borrower and any Subsidiary of the Borrower party to a Loan Document.

“Credit Party Intercompany Loans” is defined in Section 7.2.2.

“Credit Party Intercompany Notes” is defined in Section 7.2.2.

“Default” means any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Dollar” and the sign “$” mean lawful money of the United States.

“Domestic Office” means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.  A Lender may have separate Domestic Offices for purposes of making, maintaining or continuing, as the case may be, Base Rate Loans.

“EBITDA” means, for any applicable computation period, the sum of (i) the Borrower’s Net Income on a consolidated basis from continuing operations, plus (ii) income and franchise taxes paid or accrued during such period, (iii) interest expense paid or accrued during such period, (iv) amortization and depreciation deducted in determining Net Income for such period, (v) non-cash, non-recurring losses, and (vi) non-cash expenses for capital stock-based compensation related to capital stock-based compensation plans that do not represent a cash item in any future period.  For the purpose of determining compliance with Section 7.2.4(b) and (c), “EBITDA” shall be as adjusted pursuant to the formula described in Schedule 1.

“Environmental Laws” means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.  References to sections of ERISA also refer to any successor sections.

“Event of Default” is defined in Section 8.1.

“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 a.m. (EST) on such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

“Fiscal Quarter” means any quarter of a Fiscal Year.

“Fiscal Year” means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the “2006 Fiscal Year”) refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

“Fixed Charges” means, with respect to the Borrower and its Subsidiaries on a consolidated basis, as of any date of determination, (a) Consolidated Interest Expenses (including any interest expense with respect to the Convertible Note Documents) for the period of four fiscal quarters ending on the date of determination plus (b) scheduled principal payments on Indebtedness required to be made in such period plus (c) rent expenses incurred by the Borrower and its Subsidiaries.  Notwithstanding the foregoing, for the Fiscal Quarters ending September 30, 2009, December 31, 2009, March 31, 2010 and June 30, 2010, scheduled principal payments on the Term Loans for purposes of clause (b) above shall be deemed to be an annualized amount equal to $1,000,000 per Fiscal Quarter.

“Fraud and Abuse Laws” means the federal Anti-kickback Statute, Section 1128B(b) of the Social Security Act, 42 U.S.C. Section 1320a-7b(b) (the “Anti-kickback Statue”), the federal Self-Referral Prohibition, Section 1877 of the Social Security Act, 42 U.S.C. Section 1395nn (“Stark II”), the federal False Claims Act, 31 U.S.C. Section 3729 et seq. (“False Claims Act”), and the federal civil monetary penalties act, Section 1128A of the Social Security Act, 42 U.S.C. Section 1320a-7a (“CMPA”), each as from time to time amended; any successor statute(s) thereto; all rules and regulations promulgated thereunder; other similar federal and state laws and regulations; and, all other federal or state laws concerning illegal remuneration, referral of patients, kickbacks, fee splitting, reassignment of claims, and false or fraudulent billing for medical items or services.

“F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“GAAP”  means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

“Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement dated as of the Closing Date by each Credit Party signatory thereto in favor of Agent and Lenders, as amended, supplemented, restated or otherwise modified from time to time.

“Guarantor” means each Person (other than Borrower) party to the Guarantee and Collateral Agreement.

“Hazardous Material” means

(a)                                  any “hazardous substance”, as defined by CERCLA;

(b)                                 any “hazardous waste”, as defined by the Resource Conservation and Recovery Act, as amended;

(c)                                  any petroleum product; or

(d)                                 any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any medical, hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

“Hedging Agreements” means any Interest Rate Agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging agreement, provided that such agreement is not entered into for speculative purposes, is entered into with the Agent or a Lender.

“herein”, “hereof”, “hereto”, “hereunder” and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996 and its implementing administrative simplification regulations, specifically, the “Standards for Electronic Transactions,” 65 Fed. Reg. 50,312 (Aug. 17, 2000); “Standards for Privacy of Individually Identifiable Health Information,” 65  Fed. Reg. 82,462 (Dec. 28, 2000), modified at 67 Fed. Reg. 53,182 (Aug. 14, 2002); and the “Security Standards,” 68 Fed. Reg. 8334 (Feb. 20, 2003), each as from time to time amended.

“Impermissible Qualification” means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Credit Party, any qualification or exception to such opinion or certification:

(a)                                  which is of a “going concern” or similar nature;

(b)                                 which relates to the limited scope of examination of matters relevant to such financial statement; or

(c)                                  which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Credit Party to be in default of any of its obligations under Section 7.2.4.

“including” means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

“Indebtedness” of any Person means, without duplication:

(a)                                  all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; provided, for purposes of clarification, all obligations of the Borrower under the Convertible Note Documents will be considered Indebtedness hereunder;

(b)                                 all obligations, contingent or otherwise, relative to the face amount of all letters of credit (including Letters of Credit), whether or not drawn, and banker’s acceptances issued for the account of such Person;

(c)                                  all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

(d)                                 all other liabilities for borrowed money in accordance with GAAP included on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

(e)                                  net liabilities of such Person under all Hedging Agreements;

(f)                                    whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

(g)                                 all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent payments have been made or are required to be made with respect to such Indebtedness solely by a general partner or a joint venture partner other than a Subsidiary.

“Indemnified Liabilities” is defined in Section 10.4.

“Indemnified Parties” is defined in Section 10.4.

“Intellectual Property Assignment” means that certain Intellectual Property Assignment in form and substance satisfactory to the Agent, duly executed and delivered by a Credit Party in favor of the Agent, for the benefit of itself and the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

“Interest Period” means, relative to any LIBO Rate Loans, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.4 or 2.5 and shall end on (but exclude) either (i) the day one week subsequent to such day, or (ii) the day which numerically corresponds to such date one, two, three, six or twelve months thereafter, if available from all Lenders (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to Section 2.4 or 2.5; provided, however, that

(a)                                  the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than six (including the Base Rate tranche) different dates;

(b)                                 Interest Periods commencing on the same date for Revolving Loans comprising part of the same Borrowing shall be of the same duration;

(c)                                  if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of the immediately succeeding calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day);

(d)                                 no Interest Period with respect to Loans made prior to the Revolving Commitment Termination Date may end later than the date set forth in clause (a) of the definition of “Revolving Commitment Termination Date”;

(e)                                  no Interest Period for any Loan outstanding on and after the Revolving Commitment Termination Date shall extend beyond the Maturity Date; and

(f)                                    no Interest Period applicable to a Loan outstanding on and after the Revolving Commitment Termination Date, or portion thereof, shall extend beyond any date upon which is due any scheduled principal payment in respect of the Loans unless the aggregate principal amount of Loans represented by LIBO Rate Loans having Interest Periods that will expire on or before such date, equals or exceeds the amount of such principal payment.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Borrower or any of its Subsidiaries against fluctuations in interest rates.

“Investment” means, relative to any Person,

(a)                                  any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees of the Borrower and any other Credit Party made in the ordinary course of business);

(b)                                 any Contingent Liability of such Person; and

(c)                                  any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

“LC Notice” has the meaning specified in Section 2.8.

“Lender Assignment Agreement” means a Lender Assignment Agreement substantially in the form of Exhibit D hereto.

“Lenders” is defined in the preamble.

“Letter of Credit” shall mean a Letter of Credit that is issued pursuant to Section 2.8.

“Letter of Credit Cash Collateral Account” has the meaning specified in Section 8.4.

“Letter of Credit Expiry Date” shall mean the date which is five Business Days prior to the Revolving Commitment Termination Date.

“Letter of Credit Issuer” shall mean National City.

“Letter of Credit Obligations” shall mean, as at the time of determination thereof, the sum of (a) the aggregate amount of all unpaid and outstanding reimbursement obligations and (b) without duplication, the aggregate stated amount at such time of Letters of Credit then outstanding and undrawn (as such aggregate stated amount shall be adjusted, from time to time, as a result of drawings, the issuance of Letters of Credit, or otherwise).

“Letter of Credit Sublimit” shall mean an aggregate amount of $5,000,000.

“LIBO Rate” is defined in Section 3.2.1.

“LIBO Rate Loan” means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

“LIBO Rate (Reserve Adjusted)” is defined in Section 3.2.1.

“LIBOR Office” means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

“LIBOR Reserve Percentage” is defined in Section 3.2.1.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

“Loan Document” means this Agreement, the Notes, each Collateral Document, each Hedging Agreement and each other document delivered pursuant to Section 7.1.12.

“Loans” means the Revolving Loans and Term Loans.

“Material Adverse Effect” means a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower, its Subsidiaries and Minority ASC Entities taken as a whole.

“Maturity Date” means the earliest of:

(a)                                  August 30, 2012; or

(b)                                 the date on which any Termination Event occurs.

“Medicaid” means the medical assistance program established by Title XIX of the Social Security Act.

“Medicaid Certification” means a certification by a state agency or other entity responsible for certifying Medicaid providers and suppliers that a health care provider or supplier is in compliance with all the conditions of participation set forth in the Medicaid Regulations.

“Medicaid Provider Agreement” means an agreement entered into between CMS or a state agency or other such entity administering the Medicaid program and a health care provider or supplier under which the health care provider or supplier agrees to provide services for Medicaid patients in accordance with the terms of the agreement and Medicaid Regulations.

“Medicaid Regulations” means, collectively, (i) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act and any successor statute(s); (ii) all applicable provisions of all federal rules, regulations, manuals and orders of all governmental authorities promulgated pursuant to or in connection with the statutes described in clause (i) above and all federal administrative, reimbursement and other guidelines of all governmental authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (i) above; (iii) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (i) and (ii) above; and (iv) all applicable provisions of all rules, regulations, manuals and orders of all governmental authorities promulgated pursuant to or in connection with the statutes described in clause (iii) above and all state administrative, reimbursement and other guidelines of all governmental authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (iii) above, in each case as may be amended, supplemented or other wise modified from time to time.

“Medicare” means the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act.

“Medicare Certification” means certification by CMS or a state agency or entity under contract with CMS that the health care operation is in compliance with all the conditions of participation set forth in the Medicare Regulation.

“Medicare Provider Agreement” means an agreement entered into between CMS or a state agency or other such entity administering the Medicare program and a health care provider or supplier under which the health care provider or supplier agrees to provide services for Medicare patients in accordance with the terms of the agreement and Medicare Regulations.

“Medicare Regulations” means, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any successor statute(s); together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines of all governmental authorities (including without limitation, the United States Department of Health and Human Services (“HHS”), CMS,

the Office of the Inspector General for HHS, or any person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law, as each may be amended, supplemented or otherwise modified from time to time.

“Minority ASC Entity” means any ASC Facility which is not a Subsidiary into which the Borrower or a Subsidiary of the Borrower has made an Investment, including, without limitation, by way of a Permitted Acquisition.

“Minority ASC Investments” has the meaning set forth in Section 7.2.5(l).

“National City” means National City Bank, acting in its individual capacity.

“Net Available Proceeds” means (a) with respect to any Asset Disposition, the sum of cash or readily marketable cash equivalents received (including by way of a cash generating sale or discounting of a note or account receivable) therefrom, whether at the time of such disposition or subsequent thereto, or (b) with respect to any sale or issuance of any debt or equity securities of the Borrower or any Subsidiary, cash or readily marketable cash equivalents received therefrom, whether at the time of such disposition or subsequent thereto, net, in either case, of all legal, title and recording tax expenses, commissions and other fees and all costs and expenses incurred and all federal, state, local and other taxes required to be accrued as a liability as a consequence of such transactions and, in the case of an Asset Disposition, net of all payments made by the Borrower or any of its Subsidiaries, including any prepayment premiums, on any Indebtedness which is secured by such assets pursuant to a Permitted Lien upon or with respect to such assets or which must, by the terms of such Lien, in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition.

“Net Income” means, for any computation period, with respect to the Borrower, on a consolidated basis, cumulative net income earned during such period as determined in accordance with GAAP (other than net income from any Minority ASC Entity which is restricted from declaring or paying dividends, distributions or otherwise advancing funds to its equityholders whether by contract or otherwise, except to the extent of any such net income actually received which is not in violation of the applicable restriction); provided, however, there shall not be included for purposes of calculating Net Income of the Borrower, net income attributable to Minority ASC Entities in excess of 25% of total Net Income.

“Net Worth” means, for any computation period, the consolidated shareholders’ equity of the Borrower determined in accordance with GAAP, which consolidated shareholders’ equity shall be deemed to include the preferred stock of the Borrower and the value of Borrower’s treasury stock, at cost.

“Non-Credit Party Intercompany Loans” is defined in Section 7.2.2.

“Non-Credit Party Intercompany Notes” is defined in Section 7.2.2.

“Non-Wholly-Owned ASC Subsidiary” means an ASC Subsidiary in which the Borrower or a Subsidiary of the Borrower owns less than 100% of the equity interests but at least 50.1% of the equity interests.

“Note” means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Obligations” means all obligations (monetary or otherwise) of each Credit Party arising under or in connection with this Agreement, the Notes, the Letters of Credit and each other Loan Document.

“Organizational Document” means, relative to any Subsidiary, its certificate of incorporation, its by-laws, its limited liability company agreement, partnership agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock, partnership interests, or membership interests, as the case may be.

“Original Credit Agreement” has the meaning specified in the Recitals hereto.

“Participant” is defined in Section 10.11.

“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Pension Plan” means a “pension plan”, as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

“Percentage” means, relative to any Lender, the percentage set forth opposite its name on Schedule 10.1 hereto or set forth in the Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11.

“Permitted Acquisition” means the purchase (by asset purchase, stock purchase, membership interest purchase, other equity interest purchase, merger or otherwise, subject to the other requirements of this definition set forth below) by the Borrower or a Wholly-Owned Subsidiary of the Borrower (or, in the case of the purchase of an ASC Facility, by the Borrower or a Subsidiary of the Borrower) of the assets, stock, membership interests or other equity interests of a Target or Practice (it being acknowledged that medical records and certain other professional assets that are required by law to be owned by a Provider are not acquired in these transactions), which purchase meets the following criteria:

(a)  no Default or Event of Default shall have occurred or be continuing both before and after giving effect to such acquisition;

(b)  the Borrower’s Senior Leverage Ratio on a pro forma basis (after giving effect to the Permitted Acquisition) is less than 2.25:1.0;

(c)  the aggregate Consideration (including any Indebtedness pursuant to Section 7.2.2(g), (h), (i) and (j) relating to such Permitted Acquisitions) in connection with such Permitted Acquisition shall not exceed (unless otherwise consented to by the Required Lenders) $25,000,000 individually and $40,000,000 for all Permitted Acquisitions consummated during the term of this Agreement;

(d)  the acquisition shall have been of substantially all of the assets and/or working capital of a Target or, if for stock or other equity interests in a Target, shall be for not less than 20.0% of the equity interests therein, shall either, to the extent permitted by applicable law, be merged with and into the Borrower or a Wholly-Owned Subsidiary of the Borrower, or be a Wholly-Owned Subsidiary of the Borrower; provided, however¸ with respect to an ASC Facility which is not merged with or into a Borrower or a Wholly-Owned Subsidiary of the Borrower, the stock or other equity interests of the ASC Facility so acquired shall be pledged to the Agent on behalf of the Lenders (and, in the case of any equity interest in a limited liability company or limited partnership, the agreement governing such Person shall not prohibit a collateral assignment of such equity interest);

(e)                                  the acquired Target, on a pro forma basis shall have positive EBITDA for the period of four fiscal quarters ending on the date of any such acquisition;

(f)  the Borrower shall have delivered to the Agent, (i) not later than 5 Business Days prior to the closing of the acquisition pro forma financial statements or certificates demonstrating (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to Agent) continued compliance with all covenants in this Agreement following the inclusion of the target in the Borrower’s consolidated enterprise and (ii) not later than 30 days after the closing of the acquisition a copy of the related acquisition agreement;

(g) the Borrower shall have delivered to the Agent, not later than 5 Business Days prior to the closing of the acquisition a fully executed Agreed EBITDA Form; and

(h) after giving effect to such acquisition, the sum of the Available Revolving Commitments shall not be less than $10,000,000.

“Permitted Asset Disposition” has the meaning specified on Exhibit F hereto.

“Permitted Equity Ownership Sale” means the sale, transfer or other disposition of the outstanding capital stock, membership interest or other equity interests in an ASC Subsidiary (or Minority ASC Entity) or the issuance of additional equity interests in an ASC Subsidiary (or Minority ASC Entity), so long as:

(i)                                     after giving effect to such sale, a Credit Party shall own not less than 20.0% of the equity interests (including securities convertible into equity interests) of such ASC Facility;

(ii)                                  the equity interests in such ASC Subsidiary (or Minority ASC Entity) which are held by the Borrower or a Subsidiary of the Borrower after such sale continue to be pledged to the Lenders pursuant to the Guarantee and Collateral Agreement;

(iii)                               the chief financial officer or chief executive officer of the Borrower shall have delivered a certificate, dated the date of such sale, to the Agent certifying (a) that no Default or Event of Default exists or would result from such sale and (b) pro forma financial statements demonstrating compliance with Section 7.2.4 for the trailing twelve-month period prior to such sale; and

(iv)                              the proceeds (other than any proceeds received by a Person who is not the Borrower or a Subsidiary of the Borrower) of any such sale are applied in the manner set forth in Section 2.3.2.

Upon the consummation of any Permitted Equity Ownership Sale and at the request of the Borrower (to comply with a requirement in the purchase and sale documents evidencing such Permitted Equity Ownership Sale), the ASC Subsidiary or Minority ASC Entity which has become a Non-Wholly Owned ASC Subsidiary or Minority ASC Entity as a result of such Permitted Equity Ownership Sale shall be released from the Guarantee and Collateral Agreement and the liens of the Lenders on the assets of such ASC Subsidiary shall be released (except to the extent of the pledge to the Lenders of the equity interests of such ASC Subsidiary retained by the Borrower or a Subsidiary of the Borrower) and the Agent is hereby authorized to execute and file the necessary release documentation to reflect such release.

“Permitted Liens” means those liens listed in Section 7.2.3.

“Permitted Seller Debt” means Indebtedness owed to the Borrower which is incurred by purchasers of the Borrower’s assets in connection with a Permitted Asset Disposition.

“Permitted Seller Equity” means common stock of the Borrower that is used as consideration payable to the Borrower or any of its Subsidiaries by any party to a Permitted Asset Disposition.

“Person” means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

“Plan” means any Pension Plan or Welfare Plan.

“Pledged Collateral” has the meaning specified in the Guarantee and Collateral Agreement.

“Practice” means any medical or ophthalmology practice, optometry practice or optical dispensary at a single location or various locations.

“Provider” means any Person who performs professional medical services for a Practice that is either managed by a Subsidiary or the assets of which are owned by a Subsidiary.

“Quarterly Payment Date” means the last Business Day of each March, June, September, and December.

“Release” means a “release”, as such term is defined in CERCLA.

“Replacement Lender” is defined in Section 4.12.

“Required Lenders” means any three or more Lenders holding at least 51.0% of the Revolving Commitments (or, if the Revolving Commitments have terminated, outstanding Revolving Loans) and outstanding Term Loans, collectively; provided, if there are only two Lenders then Required Lenders shall mean both Lenders.

“Resource Conservation and Recovery Act” means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

“Revolver Increase” has the meaning set forth in Section 2.2.3.

“Revolver Increase Notice” has the meaning set forth in Section 2.2.3.

“Revolving Commitment” means, relative to any Lender, such Lender’s obligation to make Revolving Loans pursuant to Section 2.2.1.

“Revolving Commitment Amount” means $50,000,000 plus the amount, if any, of any increase permitted by Section 2.2.3. (after which increase, the Revolving Commitment Amount shall not exceed $95,000,000).  The Revolving Commitment Amount at any time in effect may also be reduced from time to time pursuant to Section 2.3.

“Revolving Commitment Termination Date” means the earliest of

(a)                                  August 30, 2012;

(b)                                 the date on which the Revolving Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.3; and

(c)                                  the date on which any Termination Event occurs;

Upon the occurrence of any event described in clause (b) or (c), the Revolving Commitments shall terminate automatically and without further action.

“Revolving Extensions of Credit”  as to any Revolving Lender at any time, an amount equal to the sum, without duplication, of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding and (b) an amount equal to such Lender’s Percentage of the Letter of Credit Obligations then outstanding.

“Revolving Loan” is defined in Section 2.2.1.

“Senior Debt” shall mean Indebtedness of the type described in clauses (a), (b), (c), and (d) of the definition Indebtedness (other than Subordinated Debt) of the Borrower on a consolidated basis.

“Senior Leverage Ratio” means, as of any date of determination, the ratio of (a) Senior Debt (including Letters of Credit) to (b) EBITDA, as measured on a rolling four quarter basis.

“Solvent” means, when used with respect to a Person, that (a) the fair saleable value of the assets of such Person is in excess of the total amount of the present value of its liabilities (including for purposes of this definition all liabilities whether or not reflected on a balance sheet prepared in accordance with GAAP and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed), (b) such Person is able to pay its debts or obligations in the ordinary course as they mature and (c) such Person does not have unreasonably small capital to carry out its business as conducted and as proposed to be conducted.  “Solvency” shall have a correlative meaning.

“Subordinated Debt” means all Indebtedness the repayment of which is subordinated, upon terms satisfactory to the Required Lenders, in right of payment to the payment in full in cash of all Obligations.

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

“Target” means (i) any business that sells, leases or provides medical equipment to doctors, hospitals or other health organizations, (ii) ambulatory surgery centers, surgical facilities or other form of outpatient surgical treatment centers (including, without limitation, vision correction or laser vision correction centers), regardless of the specialty or specialties involved therein, or any business that owns, operates and/or manages one or more thereof, (iii) any management service center, optical laboratory, buying group or group purchasing organization, companies that own, operate and/or manage vision correction centers (including, without limitation, laser vision correction centers), marketing products and services organization (including providing marketing and lead tracking software, websites, call center services and other marketing services to health care providers and manufacturers), or reasonable extensions thereof (including any company which leases or sells equipment or provides services to any of the foregoing), at a single location or various locations, or (iv) reasonable extensions of any of the foregoing.  Whenever in this Agreement “Target” is used in describing an acquisition by the Borrower or a Subsidiary of the Borrower of equity interests, such reference is to the acquisition of the assets used in the operation of the Target that can lawfully be acquired by the Borrower or a Subsidiary of the Borrower or to the acquisition of the equity interests of a Person that owns, as of the time of purchase, only those assets that can be lawfully acquired by the Borrower or a Subsidiary of the Borrower.

“Taxes” is defined in Section 4.6.

“Termination Event” means

(a)                                  the occurrence of any Default described in clauses (a) through (e) of Section 8.1.9;

(b)                                 the occurrence and continuance of any other Event of Default and either

(i)                                     the declaration of the Loans to be due and payable pursuant to Section 8.3, or

(ii)                                  in the absence of such declaration, the giving of notice by the Agent, acting at the direction of the Required Lenders, to the Borrower that the Revolving Commitments have been terminated;

(c)                                  the failure to repay or refinance the Convertible Notes due June 15, 2012 on or prior to December 15, 2011.

“Term Loan Commitment” means, relative to any Lender, such Lender’s obligation to make Term Loans pursuant to Section 2.1.

“Term Loan Commitment Amount” means $30,000,000.

“Term Loans” has the meaning set forth in Section 2.1.

“Total Funded Debt” of any Person means all Indebtedness of such Person except Indebtedness specified in clause (g) of the definition of Indebtedness; provided, with respect to Indebtedness of any Non-Wholly Owned ASC Subsidiary guaranteed by a Person or Persons other than a Subsidiary, ASC Subsidiary, Minority ASC Entity or Affiliate of a Credit Party, the amount of outstanding Indebtedness of such Non-Wholly Owned ASC Subsidiary included in the calculation of this definition shall equal the greater of (x) the actual amount of such Indebtedness guaranteed by the Borrower or any Subsidiary of the Borrower and (y) an amount equal to the principal amount of such Indebtedness multiplied by that percentage of the outstanding equity interests owned by the Borrower or any Subsidiary of the Borrower.

“Total Leverage Ratio” has the meaning assigned to it in Section 3.2.1.

“Type” means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

“United States” or “U.S.” means the United States of America, its fifty States and the District of Columbia.

“Warrants” means any call options, warrants, purchase rights or similar rights with respect to the common stock of the Borrower sold by the Borrower on the issuance date of the Convertible Notes in connection with such issuance.

“Welfare Plan” means a “welfare plan”, as such term is defined in Section 3(1) of ERISA.

“Wholly-Owned Subsidiary” means any Person in which (other than directors’ qualifying shares required by law) 100% of the equity interests of each class having ordinary voting power, and 100% of the equity interests of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Borrower or by one or more of the other Wholly-Owned Subsidiaries, or both.

SECTION 1.2  Use of Defined Terms.  Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Schedules and in each Note, Borrowing Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

SECTION 1.3  Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

SECTION 1.4  Accounting Principles.  Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.  For purposes of clarification, it shall be understood that the financial results of Non-Wholly Owned Subsidiaries and Minority ASC Entities will be reflected in Borrower’s consolidated financial statements in accordance with GAAP.

ARTICLE II

COMMITMENTS, BORROWING PROCEDURES AND NOTES

SECTION 2.1  Term Loan Commitment. On the terms and subject to the conditions of this Agreement, each Lender severally agrees to make a loan to Borrower (relative to such Lender, and of any type, its “Term Loan”) on the Closing Date equal to such Lender’s Percentage of the Term Loan Commitment.  Amounts borrowed as a Term Loan which are repaid or prepaid may not be reborrowed.  Each Lender’s Term Loan Commitment shall expire concurrently with the making of the Term Loans on the Closing Date.

SECTION 2.2  Revolving Commitments.  On the terms and subject to the conditions of this Agreement (including Article V), each Lender severally agrees to make loans pursuant to the Revolving Commitments described in this Section 2.2.

SECTION 2.2.1  Revolving Commitment of Each Lender.  From time to time on any Business Day occurring prior to the Revolving Commitment Termination Date, each Lender will make loans (relative to such Lender, and of any type, its “Revolving Loans”) to the Borrower, which, when added to the Letter of Credit Obligations at such time, equal to such Lender’s Percentage of the aggregate amount of the Borrowing requested by the Borrower to be made on such day.  The commitment of each Lender described in this Section 2.2.1 is herein referred to as its “Revolving Commitment”.  On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Loans.

SECTION 2.2.2  Lenders Not Permitted or Required To Make Loans.  No Lender shall be permitted or required to make any Revolving Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Revolving Loans plus Letter of Credit Obligations then outstanding:

(a)                                  of all Lenders would exceed the Revolving Commitment Amount, or

(b)                                 of such Lender would exceed such Lender’s Percentage of the Revolving Commitment Amount.

SECTION 2.2.3  Revolver Increase.  On and after the Closing Date, Borrower may, at its option at any time in increments of not less than $5,000,000, seek to increase (the “Revolver Increase”) the Revolving Commitment Amount by up to an aggregate of $45,000,000 (after giving effect to all such increases the Revolving Commitment Amount shall not exceed $95,000,000) upon at least 30 days (but not more than 45 days) written notice (“Revolver Increase Notice”) to the Agent (which notice Agent shall promptly deliver to the Lenders).  The Revolver Increase Notice shall (a) specify the date upon which the Revolver Increase is requested to occur, (b) be delivered at a time when no Default or Event of Default has occurred and is continuing (and the effectiveness of the Revolver Increase shall be subject to no Default or Event of Default existing of the time of the Revolver Increase) and (c) certify that the Revolver Increase will not violate or conflict with the terms of any Indebtedness or any other contract, agreement, instrument or obligation of any Credit Party. Borrower shall, after giving a Revolver Increase Notice, offer the Revolver Increase (i) first on a pro-rata basis to the Lenders, which each Lender may in its sole and absolute discretion accept or decline (it being understood that any Lender not affirmatively committing in writing to its pro-rata portion shall be deemed to have declined), (ii) second, if any Lender has declined its pro rata share or any part thereof, such remaining amounts on a non pro-rata basis to the Lenders accepting their pro rata share of the Revolver Increase and (iii) third, to other commercial banks or financial institutions.   No increase in the Revolving Commitment Amount shall become effective until all existing and new Lenders committing to the Revolver Increase have delivered to the Agent a writing in form reasonably satisfactory to the Agent pursuant to which such existing Lenders state the amount of their Revolver Increase and any such new Lenders state the amount of their Revolver Commitment and agree to assume and accept the obligations and rights of a Lender hereunder and any such new and increasing Lenders agree to make a Revolving Loan such that the outstanding Revolving Loans of such new Lender or increasing Lender constitute a proportional amount of the aggregate outstanding Revolving Loans and Letter of Credit Obligations based on the Revolver Commitment of such new Lender.  Any Revolving Loan as a result of an increase to the Revolver Commitment pursuant to this Section 2.2.3 shall be subject to the terms and conditions contained in this Agreement.  Upon the increase of the Revolving Commitment Amount pursuant to this Section 2.2.3, Schedule 10.1 shall be deemed amended and replaced with a new Schedule 10.1 reflecting the new Revolver Commitments hereunder.  Notwithstanding the foregoing, in the event that Borrower elects to permanently reduce or terminate the Revolving Commitment Amount pursuant to Section 2.3.1, the Revolver Increase, to the extent not already utilized by the Borrower, shall be terminated and cease to be available to the Borrower.  Unless otherwise agreed to by the Borrower, Agent and Lenders providing any Revolver Increase, no closing fees or other transaction costs (other than those expressly called for under this Agreement) shall be required by the Lender in connection with a Revolver Increase.

SECTION 2.3  Reduction of Revolving Commitment Amount.  The Revolving Commitment Amount is subject to reduction from time to time pursuant to this Section 2.3.

SECTION 2.3.1  Optional Reductions.  The Borrower may, from time to time on any Business Day occurring after the time of the initial Borrowing hereunder, voluntarily reduce the Revolving Commitment Amount; provided, however, that all such reductions shall require at least three Business Days’ prior notice to the Agent and be permanent, and any partial reduction of the Revolving Commitment Amount shall be in a minimum amount of $3,000,000 and in an integral multiple of $1,000,000.

SECTION 2.3.2  Mandatory Reductions and Prepayments.  The Revolving Commitment Amount shall, without any further action, automatically and permanently be reduced to zero on the Revolving Commitment Termination Date and:

(a)                                  The Borrower shall prepay the Loans in an amount equal to 100% of the insurance proceeds received by the Borrower or any Subsidiary following a casualty or condemnation involving such Person’s Property, to the extent not applied (or intended to be applied) within 90 days after the consummation or receipt thereof, as applicable, to the purchase of replacement assets or repair of damaged assets;

(b)                                 The Borrower shall prepay Loans in an amount equal to 100% of the sum of the Net Available Proceeds realized upon all Asset Dispositions to the extent not applied (or committed to be applied) within 180 days of such Asset Disposition to the purchase of other assets that are not classified as current assets under GAAP and are used or useful in the business of the Company and its Subsidiaries;

(c)                                  The Borrower shall prepay Loans in an amount equal to 100% of the sum of the Net Available Proceeds realized upon all debt issuances (other than in connection with a Permitted Acquisition) by the Borrower and its Subsidiaries;

(d)                                 The Borrower shall prepay Loans in an amount equal to 80% of the sum of the Net Available Proceeds realized upon all equity issuances (other than in connection with a Permitted Acquisition or any issuance of equity in connection with a redemption of the Convertible Notes permitted by clause (f) of Section 7.2.6 hereof) by the Borrower;

(e)                                  The Borrower shall notify the Agent of the amount of any required prepayment at least three (3) Business Days before it is made.  The Borrower shall pay any accrued interest on the Loans which are being prepaid pursuant to this Section 2.3.2 and shall pay any break funding costs associated with such required prepayment; and

(f)                                    Notwithstanding anything contained herein to the contrary, Borrower shall prepay Loans in an amount equal to 100% of the sum of the Net Available Proceeds realized upon all Permitted Asset Dispositions.

Any prepayments pursuant to Section 2.3.2 shall be applied in the following order: first, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to Agent or a Lender; second, to payment of that portion of the Obligations constituting Term Loans; third, to payment of that portion of the

Obligations constituting Revolving Loans; fourth, to payment of any remaining Obligations.  Prepayments of principal will be applied to the Obligations in inverse order of maturity.

Any prepayments pursuant to Sections 2.3.1 or 2.3.2 hereof shall be without penalty or premium of any kind other than break funding and other charges expressly provided by this Agreement with respect to LIBOR breakage costs; provided, however, at the reasonable request of the Borrower and to avoid any break funding charges with respect to LIBOR breakage costs associated with any prepayment, any amounts to be prepaid pursuant to Section 2.3.2 shall be deposited by the Borrower in an escrow account under the control of the Agent to return an interest rate equal to the average deposit rate payable by the Agent for commercial deposits of like size and duration as determined by the Agent in its sole discretion, such amounts to be applied in the manner set forth in this Section 2.3.2 at the expiration of the Interest Period for the Loans as to which break funding charges would otherwise have applied.

SECTION 2.4  Borrowing Procedure.  By delivering a Borrowing Request to the Agent on or before 12:00 noon (EST), on a Business Day, the Borrower may from time to time irrevocably request, on the date of the requested Borrowing in the case of Base Rate Loans and on not less than three nor more than five Business Days’ notice in the case of LIBO Rate Loans, that a Borrowing be made in a minimum amount of (i)  $500,000  if such Loan is a LIBO Rate Loan or (ii) the lesser of the unused amount of the Revolving Commitments or $100,000, if such Loan is a Base Rate Loan and an integral multiple of $100,000, to the extent such additional amount is permitted to be borrowed hereunder.  On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Revolving Loans, and shall be made on the Business Day, specified in such Borrowing Request.  On or before 2:00 p.m. (EST ) on such Business Day, each Lender shall deposit with the Agent same day funds in an amount equal to such Lender’s Percentage of the requested Borrowing.  Such deposit will be made to an account which the Agent shall specify from time to time by notice to the Lenders.  To the extent funds are received from the Lenders, the Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request.  No Lender’s obligation to make any Revolving Loan shall be affected by any other Lender’s failure to make any Revolving Loan.

SECTION 2.5  Continuation and Conversion Elections.  By delivering a Continuation/Conversion Notice to the Agent on or before 10:00 a.m., Chicago time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three and not more than five Business Days’ notice that all, or any portion in an aggregate minimum amount of $500,000 and an integral multiple of $100,000, of any Loans be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, be converted into a Base Rate Loan or continued as a LIBO Rate Loan (in the absence of delivery of a Continuation/ Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (i) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders, and (ii) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Event of Default has occurred and is continuing.

SECTION 2.6  Funding.  Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility.  In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office’s interbank eurodollar market.

SECTION 2.7  Notes.  Each Lender’s Loans under its Revolving Commitment and Term Loan Commitment shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender’s Percentage of the original Revolving Commitment Amount and Term Loan Commitment Amount, as applicable.  The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender’s Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby.  Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Credit Party.

SECTION 2.8  Letters of Credit.

SECTION 2.8.1  Issuance of Letters of Credit.  From and after the date hereof, the Letter of Credit Issuer agrees, upon the terms and conditions set forth in this Agreement, and subject to the satisfaction of such policy standards and conditions relating to the issuance of standby letters of credit generally as may be established by the Letter of Credit Issuer from time to time, to issue standby letters of credit, for the account of the Borrower, from time to time from the Closing Date to the Letter of Credit Expiry Date; provided that the Borrower shall not request and the Letter of Credit Issuer shall not issue, any Letter of Credit which would cause the aggregate Letter of Credit Obligations (after giving effect to the issuance of such Letter of Credit) to exceed the amount of the lesser of (i) the Letter of Credit Sublimit and (ii) the unused aggregate Revolving Commitment.

SECTION 2.8.2  Participating Interests.  Immediately upon the issuance by the Letter of Credit Issuer of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Letter of Credit Issuer, without recourse, representation or warranty, an undivided participation interest equal to its Percentage of the face amount of such Letter of Credit and each draw paid by the Letter of Credit Issuer thereunder.  Each Lender’s obligation to pay its proportionate share of all draws under the Letters of Credit, absent gross negligence or willful misconduct by the Letter of Credit Issuer in honoring any such draw, shall be absolute, unconditional and irrevocable and in each case shall be made without counterclaim or set-off by such Lender.

SECTION 2.8.3  Reimbursement Upon Drawing.  (a) The Borrower agrees to reimburse the Letter of Credit Issuer for the amount of each draft drawn on a Letter of Credit within one Business Day after the date such draft is so drawn.  The Borrower agrees to reimburse the Letter of Credit Issuer immediately when due, under all circumstances, including, without limitation, any of the following circumstances:  (w) any lack of validity or enforceability of this Agreement or any instrument executed pursuant hereto; (x) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any Letter of Credit); (y) the validity, sufficiency or genuineness of any document which the Letter of Credit Issuer reasonably has determined in good faith complies on its face with the terms of the applicable Letter of Credit, even if such document should later prove, without the knowledge of the Letter of Credit Issuer, to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue or inaccurate in any respect; or (z) the surrender or material impairment of any security for the performance or observance of any of the terms hereof.

(b)                                 If the Borrower does not pay any such reimbursement obligations when due, the Borrower shall be deemed to have immediately requested that the Lenders make a Base Rate Loan under this Agreement in a principal amount equal to such unreimbursed reimbursement obligations.  The Agent shall promptly notify the Lenders of such deemed request and, without the necessity of compliance with the requirements of Sections 2.2 and 5.2, each Lender shall make available to the Agent its Loan.  The proceeds of such Loans shall be paid over by the Agent to the Letter of Credit Issuer for the account of the Borrower in satisfaction of such unreimbursed reimbursement obligations, which shall thereupon be deemed satisfied by the proceeds of, and replaced by, such Loan.

(c)                                  If the Letter of Credit Issuer makes a payment on account of any Letter of Credit and is not concurrently reimbursed therefor by the Borrower and if for any reason a Loan may not be made pursuant to Section 2.8.3(b), then as promptly as practical during normal banking hours on the date of its receipt of such notice or, if not practicable on such date, not later than 1:00 p.m. (EST) on the Business Day immediately succeeding such date of notification, each Lender shall deliver to the Agent for the account of the Letter of Credit Issuer, in immediately available funds, the purchase price for such Lender’s interest in such unreimbursed reimbursement obligations, which shall be an amount equal to such Lender’s pro-rata share of such payment.  Each Lender shall, upon demand by the Letter of Credit Issuer, pay the Letter of Credit Issuer interest on such Lender’s pro-rata share of such draw from the date of payment by the Letter of Credit Issuer on account of such Letter of Credit until the date of delivery of such funds to the Letter of Credit Issuer by such Lender at a rate per annum, computed for actual days elapsed based on a 360-day year, equal to the Federal Funds Effective Rate for such period; provided, that such payments shall be made by the Lenders only in the event and to the extent that the Letter of Credit Issuer is not reimbursed in full by the Borrower for interest on the amount of any draw on the Letters of Credit.

SECTION 2.8.4  Request for Letter of Credit.  Each Letter of Credit shall be issued upon receipt by the Letter of Credit Issuer and the Agent from the Borrower of an irrevocable request thereof (an “LC Notice”) not later than 12:00 noon (EST) three (3) Business Days prior the issuance date.  Each LC Notice for a Letter of Credit issued shall be in form and substance satisfactory to the Letter of Credit Issuer.

ARTICLE III

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

SECTION 3.1  Repayments and Prepayments.

SECTION 3.1.1  Prepayment of Loans.  The Borrower

(a)                                  may, from time to time on any Business Day prior to the Maturity Date, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that:

(i)  in the case of any partial prepayment of the Term Loan, such prepayment shall be applied to the remaining amortization payments on the Term Loan in the inverse order of maturity;

(ii)  unless the Borrower complies with Section 4.4, no such prepayment of any LIBO Rate Loan may be made on any day other than the last day of the Interest Period for such Loan; and

(b)                                 shall, immediately upon any acceleration of the Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, repay all Loans, unless, pursuant to Section 8.3, only a portion of all Loans is so accelerated.

Each prepayment of any Loans made pursuant to this Section 3.1.1 shall be without premium or penalty, except as may be required by Section 4.4.  No voluntary prepayment of principal of any Revolving Loans pursuant to this Section 3.1.1 shall cause a reduction in the Revolving Commitment Amount.

SECTION 3.1.2  Repayment of Revolving Loans.  On the Maturity Date, the Borrower shall repay the principal of the Revolving Loans then outstanding.

SECTION 3.1.3  Repayment of Term Loans. The Term Loans shall be paid, for the account of each Lender according to its Percentage thereof, in the installments and on the dates set forth below:

Date	Installment
December 31, 2009	$1,000,000
March 31, 2010	$1,000,000
June 30, 2010	$1,000,000
September 30, 2010	$1,000,000
December 31, 2010	$1,250,000
March 31, 2011	$1,250,000
June 30, 2011	$1,250,000
September 30, 2011	$1,250,000
December 31, 2011	$1,500,000
March 31, 2012	$1,500,000
June 30, 2012	$1,500,000
Maturity Date	Outstanding principal balance of the Term Loan

SECTION 3.2  Interest Provisions.  Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

SECTION 3.2.1  Interest Rates.  Borrower promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full as follows:  (a) at all times while such Loan is a Base Rate Loan, at a rate per annum equal to the sum of the Base Rate from time to time in effect plus the Applicable Margin from time to time in effect for Base Rate Loans; and (b) at all times while such Loan is a LIBO Rate Loan, at a rate per annum equal to the sum of the LIBO Rate (Reserve Adjusted) applicable to each Interest Period for such Loan plus the Applicable Margin from time to time in effect for LIBO Rate Loans; provided that (i) at any time an Event of Default exists, if requested by Required Lenders, the Applicable Margin corresponding to each Loan shall be increased by 2% (and, in the case of Obligations not subject to an Applicable Margin, such Obligations shall bear interest at the Base Rate plus 2%), (ii) any such increase may thereafter be rescinded by Required Lenders, notwithstanding Section 10.1, and (iii) upon the occurrence of an Event of Default under Section 8.1.1or 8.1.9, any such increase shall occur automatically. In no event shall interest payable by Borrower to Agent and Lenders hereunder exceed the maximum rate permitted under applicable law, and if any provision of this Agreement is in contravention of any such law, such provision shall be deemed modified to limit such interest to the maximum rate permitted under such law.

The “LIBO Rate (Reserve Adjusted)” means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

LIBO Rate	=	LIBO Rate
(Reserve Adjusted)		1.00 - LIBOR Reserve Percentage

The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Agent from National City, two Business Days before the first day of such Interest Period.

“LIBO Rate” means, relative to any Interest Period for LIBO Rate Loans, the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for the applicable Interest Period (or, if no such rate is published therein for any reason, then the LIBO Rate shall be the Eurodollar rate for the applicable Interest Period as published in another publication determined by the Agent two Business Days prior to the beginning of such Interest Period.

“LIBOR Reserve Percentage” means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including “Eurocurrency Liabilities”, as currently defined in Regulation D of the F.R.S. Board.

All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBOR Rate Loan.

“Applicable Margin” means on any date the applicable percentage set forth below based upon the Level as shown in the certificate then most recently delivered to the Lenders pursuant to Section 7.1.1(d):

Level	Base Rate Margin	LIBO Rate Margin	Revolver Commitment Fee
V	3.00%	5.00%	. 500%
IV	2.50%	4.50%	.500%
III	2.00%	4.00%	.375%
II	1.25%	3.25%	.375%
I	0.75%	2.75%	.250%

; provided, however that if the Borrower shall have failed to deliver to the Lenders by the date required hereunder any certificate pursuant to Section 7.1.1(d), then from the date such certificate was required to be delivered until the date of such delivery the Applicable Margin shall be deemed to be Level V.  Each change in the Applicable Margin shall take effect with respect to all outstanding Loans on the first Business Day of the month immediately succeeding the day on which such certificate is received by the Agent.  Notwithstanding the foregoing, no reduction in the Applicable Margin shall be effected if a Default or an Event of Default shall have occurred and be continuing on the date when such change would otherwise occur, it being understood that on the first Business Day of the month immediately succeeding the day on which such Default or Event of Default is either waived or cured (assuming no other Default or Event of Default shall be then pending), the Applicable Margin shall be reduced (on a prospective basis) in accordance with the then most recently delivered certificate.

If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason (other than as a result of a change in accounting rules), Agent determines that (i) the Total Leverage Ratio as calculated in any certificate delivered by Borrower after the Closing Date pursuant to Section 7.1.1(d), as of any applicable date was inaccurate in any material respect and (ii) a proper calculation of the Total Leverage Ratio would have resulted in a different Applicable Margin for any period, then (A) if the proper calculation of the Total Leverage Ratio would have resulted in a higher Applicable Margin for such period,

Borrower shall automatically and retroactively be obligated to pay to Agent for the benefit of the applicable Lenders, promptly on written demand by Agent, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (B) if the proper calculation of the Total Leverage Ratio would have resulted in a lower Applicable Margin for such period, neither the Agent nor the Lenders shall have any obligation to repay any interest or fees to Borrower or any other Credit Party; provided that if, as a result of any restatement or other event a proper calculation of the Total Leverage Ratio would have resulted in a higher Applicable Margin for one or more periods and a lower Applicable Margin for one or more other periods (due to the shifting of income or expenses from one period to another period or any similar reason), then the amount payable by Borrower pursuant to clause (A) above shall be based upon the excess, if any, of the amount of interest and fees that should have been paid for all applicable periods over the amount of interest and fees paid for all such periods.

“Level” means, and includes, Level I, Level II, Level III, Level IV or Level V, whichever is in effect at the relevant time.

“Level I” shall exist at any time the Total Leverage Ratio is less than 3.00:1.0.

“Level II” shall exist at any time the Total Leverage Ratio is greater than or equal to 3.00:1.0 but less than 3.50:1.0.

“Level III” shall exist at any time the Total Leverage Ratio is greater than or equal to 3.50:1.0 but less than 4.00:1.0.

“Level IV” shall exist at any time the Total Leverage Ratio is greater than or equal to 4.00:1.0 but less than 4.50:1.0.

“Level V” shall exist at any time the Total Leverage Ratio is greater than or equal to 4.50:1.0.

“Total Leverage Ratio” means, with respect to any period, the ratio of (i) Total Funded Debt to (ii) EBITDA, as of the end of the relevant period.

SECTION 3.2.2  Payment Dates.  Interest accrued on each Loan shall be payable, without duplication:

(a)                                  on the Revolving Commitment Termination Date;

(b)                                 on the Maturity Date;

(c)                                  on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan;

(d)                                 with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Closing Date;

(e)                                  with respect to LIBO Rate Loans, the last day of each applicable Interest Period and, in the case of an Interest Period in excess of three months, on the dates which are successively three months after the commencement of such Interest Period;

(f)                                    with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

(g)                                 on that portion of any Loans the Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

SECTION 3.3  Fees.  The Borrower agrees to pay the fees set forth in this Section 3.3.  All such fees shall be non-refundable.

SECTION 3.3.1  Revolving Commitment Fee.  The Borrower agrees to pay to the Agent for the account of each Lender, for the period (including any portion thereof when its Revolving Commitment is suspended by reason of the Borrower’s inability to satisfy any condition of Article V) commencing on the Closing Date and continuing through the Revolving Commitment Termination Date, a commitment fee at the rate equal to the Applicable Margin for Commitment Fees per annum (computed on the basis of a 360-day year for the actual days elapsed) on such Lender’s Percentage of the sum of the average daily unused portion of the Revolving Commitment Amount.  Such commitment fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the Closing Date and on the Revolving Commitment Termination Date.

SECTION 3.3.2  Letter of Credit Fees.  (a) The Borrower agrees to pay the Agent, for the account of each Lender pro-rata on the basis of its Revolving Commitment, a fee in respect of each Letter of Credit computed at the Applicable Margin for LIBO Rate Loans on the average daily stated amount of such Letter of Credit (computed on the basis of a 360-day year for the actual days elapsed), such fee to be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Commitment Termination Date.

(b) The Borrower shall pay to the Letter of Credit Issuer a letter of credit fronting fee for each Letter of Credit issued by the Letter of Credit Issuer equal to 1/8 of 1% of the face amount (or increased face amount) of such Letter of Credit.  Such Letter of Credit fronting fee shall be due and payable on each date of issuance (or date of increase) of a Letter of Credit.

(c)  The Borrower agrees to pay directly to the Letter of Credit Issuer upon each issuance of, drawing under, and/or amendment of, a Letter of Credit issued by it in such amount as shall at the time of such issuance, drawing or amendment be the administrative charge which the Letter of Credit Issuer is customarily charging for issuances of, drawing under or amendments of, letters of credit issued by it.

SECTION 3.3.3  Agency Fees.  The Borrower shall pay to the Agent the fees agreed to by Agent and the Borrower in a fee letter dated May 7, 2009, or as otherwise agreed to in writing by the Borrower and the Agent, when and as due.

ARTICLE IV

LIBO RATE AND OTHER PROVISIONS

SECTION 4.1  LIBO Rate Lending Unlawful.  If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan of a certain type, subject to the provisions of Section 4.11 hereof, the obligations of all Lenders to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans of such type shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

SECTION 4.2  Deposits Unavailable.  If the Agent shall have determined that

(a)                                  Dollar certificates of deposit or Dollar deposits, as the case may be, in the relevant amount and for the relevant Interest Period are not available to a Lender in its relevant market; or

(b)                                 by reason of circumstances affecting a Lender’s relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans of such type, then, upon notice from the Agent to the Borrower and the Lenders, subject to the provisions of Section 4.11 hereof, the obligations of all Lenders under Section 2.4 and Section 2.5 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans of such type shall forthwith be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

SECTION 4.3  Increased LIBO Rate Loan Costs, etc.  The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans, subject to the provisions of Section 4.11 hereof.  Such Lender shall promptly notify the Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount.  Such additional amounts shall be payable by the Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower; provided, however, in no event shall Borrower be obligated to pay increased costs for a period greater than 180 days prior to the date of receipt of such notice.

SECTION 4.4  Funding Losses.  In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of;

(a)                                  any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

(b)                                 any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

(c)                                  any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/ Conversion Notice therefor;

then, subject to the provisions of Section 4.11 hereof, upon the written notice of such Lender (which notice shall be delivered within thirty days of the incurrence thereof by such Lender) to the Borrower (with a copy to the Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense.  Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

SECTION 4.5  Increased Capital Costs.  If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person’s capital as a consequence of its Revolving Commitment or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, subject to the provisions of Section 4.11 hereof, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return.  A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.  In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable; provided, however, in no event shall Borrower be obligated to pay increased costs for a period greater than 180 days prior to the date of receipt of the notice required by this Section 4.5.

SECTION 4.6  Taxes.  All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender’s net income or receipts (such non-excluded items being called “Taxes”).  In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will:

(a)                                  pay directly to the relevant authority the full amount required to be so withheld or deducted;

(b)                                 promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

(c)                                  pay to the Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses, other than those penalties, interest or expenses which are due to any delay by Agent or any Lender) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure.  For purposes of this Section 4.6, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

Upon the request of the Borrower or the Agent, each Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments under the Notes, execute and deliver to the Borrower and the Agent, on or about the first scheduled payment date in each Fiscal Year, one or more (as the Borrower or the Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes.

SECTION 4.7  Payments, Computations, etc.  Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrower to the Agent for the pro rata account of the Lenders entitled to receive such payment.  All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., Chicago time, on the date due, in same day or immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrower.  Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day.  The Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Agent for the account of such Lender.  All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days).  Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term “Interest Period” with respect to LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

SECTION 4.8  Sharing of Payments.  If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 4.3, 4.4 and 4.5) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender’s ratable share (according to the proportion of:

(a)                                  the amount of such selling Lender’s required repayment to the purchasing Lender to

(b)                                 the total amount so recovered from the purchasing Lender);

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

SECTION 4.9  Setoff.  Each Lender shall, upon the occurrence of any Default described in clauses (a) through (d) of Section 8.1.9  or, with the consent of the Required Lenders, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8.  Each Lender agrees promptly to notify the Borrower and the Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

SECTION 4.10  Use of Proceeds.  The Borrower shall apply the proceeds of each Borrowing in accordance with the fourth recital; without limiting the foregoing, no proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any “margin stock”, as defined in F.R.S. Board Regulation U.

SECTION 4.11  Changes to Other Branches; Equal Treatment of Borrower.  If a Lender claims any additional amounts payable or that its is unable to make LIBO Rate Loans available, as described more fully in Sections 4.1 through 4.5 hereof, such Lender shall (i) use its reasonable efforts (consistent with legal and regulatory restrictions) to avoid the need for paying such additional amounts or such unavailability, including changing the jurisdiction of its applicable lending office or moving the applicable Loan(s) to an Affiliate or Subsidiary; provided, that the taking of any such action would not, in the reasonable judgment of such Lender, be disadvantageous to such Lender and (ii) treat the Borrower, with respect to all such issues, in a manner consistent with the treatment of other similarly situated borrowers with respect to such issues.

SECTION 4.12  Replacement of Lenders.  Within fifteen (15) days after receipt by Borrower of written notice and demand from any Lender for payment pursuant to Section 4.5 or 4.6 (any such Lender demanding such payment being referred to herein as an “Affected Lender”), Borrower may, at its option, notify Agent and such Affected Lender of its intention to obtain, at Borrower’s expense, a replacement Lender (“Replacement Lender”) for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Agent.  In the event Borrower obtains a Replacement Lender that will refinance all outstanding Obligations owed to such Affected Lender and assume its Commitments hereunder within ninety (90) days following notice of Borrower’s intention to do so, the Affected Lender shall sell and assign all of its rights and delegate all of its obligations under this Agreement to such Replacement Lender in accordance with the provisions of Section 10.11.1, provided that Borrower has reimbursed such Affected Lender for any administrative fee payable pursuant to Section 10.11.1 and, in any case where such replacement occurs as the result of a demand for payment pursuant to Section 4.5 or 4.6, paid all amounts required to be paid to such Affected Lender pursuant to subsection 4.5 or 4.6 through the date of such sale and assignment.

ARTICLE V

CONDITIONS TO BORROWING

SECTION 5.1  Initial Borrowing.  The obligations of the Lenders to fund the initial Borrowing and the Term Loan and the Letter of Credit Issuer to issue, and the Lenders to participate in, any letter of Credit, shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1. The parties hereto acknowledge and agree that the date of this Agreement and the other Loan Documents shall be August 31, 2009, provided, the conditions set forth in Sections 5.1.9 and 5.1.16 shall occur on September 1, 2009.

SECTION 5.1.1  Authorization Documents.  For each Credit Party, such Person’s (i) charter (or similar formation document), certified by the appropriate governmental authority, (ii) good standing certificates in its state of incorporation (or formation) and in each other state requested by Agent, (iii) bylaws (or similar governing document), (iv) resolutions of its board of directors (or similar governing body) approving and authorizing such Person’s execution, delivery and performance of this Agreement, the Notes and each other Loan Documents to which it is party and the transactions contemplated thereby, and (v) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document, all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification.  Each Lender may conclusively rely upon such certification until it shall have received a further certificate of the secretary or assistant secretary (or similar officer) of such Credit Party canceling or amending such prior certificate.

SECTION 5.1.2  Executed Signature Pages to Agreement.  Execution of this Agreement and delivery of executed signature pages to this Agreement by the Borrower, each Lender and the Agent.

SECTION 5.1.3  Delivery of Notes.  The Agent shall have received, for the account of each Lender, its Notes duly executed and delivered by the Borrower.

SECTION 5.1.4  Applicable Margin.  The Agent shall receive a certificate, executed by an Authorized Officer of the Borrower, delineating the Applicable Margin after giving pro forma effect to the Loans to be incurred on the Closing Date.

SECTION 5.1.5  Guarantee and Collateral Agreement.  The Agent shall have received the Guarantee and Collateral Agreement, dated the date hereof, duly executed by each Credit Party thereto, together with:

(a)                                  acknowledgment copies of properly filed Uniform Commercial Code financing statements naming the relevant Credit Party as the debtor and the Agent as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the security interest of the Agent pursuant to the Guarantee and Collateral Agreement;

(b)                                 executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person:

(i)  in any collateral described in the Guarantee and Collateral Agreement previously granted by any Person, and

(ii)  securing any of the Indebtedness identified in Part A of Schedule 6.17, together with such other Uniform Commercial Code Form UCC-3 termination statements as the Agent may reasonably request from such Credit Party;

(c)                                  copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Agent, dated a date reasonably near to the date of the initial Borrowing, listing all effective financing statements which name each Credit Party (under its present name and any previous names) as the debtor and which are filed in the jurisdictions in which filings were made pursuant to clause (a) above, together with copies of such financing statements (none of which (other than those described in clause (a), if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements described in clause (a)) shall cover any collateral described in the Guarantee and Collateral Agreement); and

(d)                                 to the extent certificated, stock certificates, accompanied by undated stock powers duly executed in blank, and promissory notes, duly endorsed in blank, required to be delivered to the Agent pursuant to the Guarantee and Collateral Agreement.

SECTION 5.1.6  Intellectual Property Assignment.  The Agent shall have received executed counterparts of an Intellectual Property Assignment, dated the date hereof, duly executed by each Credit Party.

SECTION 5.1.7  Opinions of Counsel.  The Agent shall have received opinions, dated the date of the initial Borrowing and addressed to the Agent and all Lenders, from DLA Piper LLP (US), counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit E hereto.

SECTION 5.1.8  Agreements.  The Agent shall have received true and correct copies, certified as such by an Authorized Officer of the Borrower, of each agreement governing Indebtedness listed on Schedule 6.17.

SECTION 5.1.9  Closing Fees, Expenses, etc.  The Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable on the Closing Date pursuant to Section 3.3 and, to the extent invoiced on such date, Section 10.3 (including, without limitation, the reasonable fees and expenses of Winston & Strawn).

SECTION 5.1.10  Certificate. A certificate signed by the chief financial officer or chief executive officer of the Borrower, dated as of the Closing Date and after giving effect to this Agreement:

(i)                                     stating that the representations and warranties contained in Article VI are true and correct on and as of such date as though made on and as of such date; and

(ii)                                  stating that no Default or Event of Default exists.

SECTION 5.1.11  Disclosure Schedules. Copies of the Schedules to this Agreement.

SECTION 5.1.12  Insurance.  Certificates or other evidence of insurance in effect as required by Section 7.1.4, with endorsements naming Agent and Lenders as lenders’ loss payee and/or additional insured, as applicable.

SECTION 5.1.13  Financials. The Agent shall have received (i) unaudited financial statements for the Borrower through June 30, 2009, (ii) financial projections through the Maturity Date in form and substance satisfactory to the Agent and (iii) a pro forma consolidated balance sheet of the Borrower as of June 30, 2009 but giving pro forma effect to the Term Loan and Borrowings.

SECTION 5.1.14  No Material Adverse Change. There shall have been no material adverse change in the business, assets, liabilities, operations, condition (financial or otherwise) or prospects of the Borrower, together with its Subsidiaries, taken as a whole.

SECTION 5.1.15  Consents.  Evidence that all necessary consents, permits, licenses and approvals (governmental or otherwise) required for the execution, delivery and performance by each Credit Party of this Agreement, the Notes and each other Loan Document have been duly obtained and are in full force and effect.

SECTION 5.1.16  Repayment of Exiting Lenders.  Each Person which was a lender under the Sixth Amended and Restated Credit Agreement and which is not a Lender hereunder shall have been paid any amounts due and owing to such Person under the Sixth Amended and Restated Credit Agreement as of the date hereof.

SECTION 5.1.17  No Material Litigation. As of the Closing Date, no Credit Party shall be party to any litigation which would be material to the Credit Parties take as a whole.

SECTION 5.1.18  Other Documents. Such other customary approvals, opinions, documents or materials as the Agent may reasonably request.

SECTION 5.2  All Borrowings and Letters of Credit.  The obligation of each Lender to fund the Term Loan and any Loan on the occasion of any Borrowing (including the initial Borrowing) and the obligation of the Letter of Credit Issuer to issue any Letter of Credit shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

SECTION 5.2.1  Compliance with Warranties, No Default, etc.  Both before and after giving effect to any Borrowing (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:

(a)                                  the representations and warranties set forth in Article VI shall be true and correct with the same effect as if then made (unless stated to relate solely to an early date, in which case such representations and warranties shall be true and correct as of such earlier date); and

(b)                                 no Default or Event of Default shall have then occurred and be continuing.

SECTION 5.2.2  Borrowing Request; LC Notice.  The Agent shall have received a Borrowing Request for such Borrowing or LC Notice for the issuance of a Letter of Credit.  Each of the delivery of a Borrowing Request or LC Notice, as the case may be, and the acceptance by the Borrower of the proceeds of such Borrowing or the issuance of such Letter of Credit, as the case may be, shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or the issuance of such Letter of Credit, as the case may be (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof or the issuance of such Letter of Credit, as the case may be,) the statements made in Section 5.2.1 are true and correct.

SECTION 5.2.3  Satisfactory Legal Form.  All documents executed or submitted pursuant hereto by or on behalf of each Credit Party shall be reasonably satisfactory in form and substance to the Agent and its counsel; the Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Agent or its counsel may reasonably request.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders and the Agent to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants unto the Agent and each Lender as set forth in this Article VI.

SECTION 6.1  Organization, etc.  The Borrower and each of its Subsidiaries is validly organized and existing and in good standing under the laws of the State of its organization, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

SECTION 6.2  Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by the Borrower and each of its Subsidiaries of this Agreement, the Notes and each other Loan Document executed or to be executed by it, are within each such Credit Party’s powers, have been duly authorized by all necessary corporate action, and do not:

(a)                                  contravene such Credit Party’s Organizational Documents;

(b)                                 contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting such Credit Party, which contravention reasonably would be expected to have a Material Adverse Effect; or

(c)                                  result in, or require the creation or imposition of, any Lien on any of such Credit Party’s properties other than a Permitted Lien.

SECTION 6.3  Government Approval, Regulation, etc.  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by any Credit Party, including, without limitation, the Borrower, of this Agreement, the Notes or any other Loan Document to which it is a party, other than as described in Schedule 6.3 which have been obtained or delivered on or prior to the Closing Date.  Neither the Borrower nor any of its Subsidiaries, is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 6.4  Validity, etc.  This Agreement constitutes, and the Notes and each other Loan Document executed by each Credit Party thereto will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of such Credit Party enforceable in accordance with their respective terms, except that the validity or enforceability of any such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights generally or by equitable principles, whether enforcement thereof is sought in a court of law or equity.

SECTION 6.5  Financial Information.  The audited financial statements of the Borrower and its Subsidiaries on a consolidated basis as of December 31, 2008, and the unaudited financial statements of the Borrower and its Subsidiaries on a consolidated basis as of June 30, 2009, copies of which have been furnished to the Agent and each Lender, have been prepared in accordance with GAAP consistently applied (subject to ordinary, good faith year end audit adjustments), and present fairly the consolidated financial position of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

SECTION 6.6  No Material Adverse Change. Since December 31, 2008, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries taken as a whole.

SECTION 6.7  Litigation, Labor Controversies, etc.  There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, or labor controversy affecting any Credit Party, or any of their respective properties, businesses, assets or revenues, or any Person who provided health care services under contract with any Credit Party, which reasonably would be expected to have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document.

SECTION 6.8  Subsidiaries.

The Borrower has no Subsidiaries, except those Subsidiaries:

(i)                                     which are identified in Schedule 6.8; or

(ii)                                  which are permitted to have been formed or acquired by the Borrower in accordance with Section 7.1.12, 7.2.5 or 7.2.8.

SECTION 6.9  Ownership of Properties.  The Borrower and each of its Subsidiaries owns good and marketable title (or valid leasehold title, with respect to leasehold estates) to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 7.2.3.

SECTION 6.10  Taxes.  Except as described on Schedule 6.10, the Borrower and each of its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

SECTION 6.11  Pension and Welfare Plans.  During the twelve-consecutive-month period prior to the Closing Date and prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.  No condition exists or event or transaction has occurred with respect to any Pension Plan which reasonably would be expected to result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty.  Neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

SECTION 6.12  Environmental Warranties.

(a) All facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in material compliance with all applicable Environmental Laws.

(b)                                 There have been no past (which have not been remedied or resolved), and there are no pending or, to the best knowledge of the Borrower, threatened:

(i)  claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged material violation of any Environmental Law, or

(ii)  complaints, notices or inquiries to the Borrower or any of its Subsidiaries regarding potential material liability under any Environmental Law.

(c)                                  There have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or would reasonably be expected to have, a Material Adverse Effect.

(d)                                 The Borrower and its Subsidiaries have been issued and are in material compliance with all material permits, certificates, approvals, licenses and other material authorizations relating to environmental matters and necessary or desirable for their businesses.

(e)                                  No property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up.

(f)                                    There are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries.

(g)                                 Neither the Borrower nor any of its Subsidiaries has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which reasonably would be expected to lead to material claims against the Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA.

(h)                                 To the best of the Borrower’s knowledge after due inquiry, there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower or any of its Subsidiaries.

(i)                                     No conditions exist at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, reasonably would be expected to give rise to any material liability under any Environmental Law.

SECTION 6.13  Regulations T, U and X.  Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans or any Letter of Credit will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or X.  Terms for which meanings are provided in F.R.S. Board Regulation T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

SECTION 6.14  Accuracy of Information.  All factual information heretofore or contemporaneously furnished by or on behalf of any Credit Party in writing to the Agent or any

Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of any Credit Party to the Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Agent and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

SECTION 6.15  Solvency.  As of the Closing Date, after giving effect to the consummation of the transaction contemplated by the Loan Documents and the payment of all fees, costs and expenses payable by the Borrower with respect to the transactions contemplated by the Loan Documents, the Borrower and its Subsidiaries are Solvent on a consolidated basis.

SECTION 6.16  Collateral Documents.

(a)  Subject to the provisions of clause (b) below with respect to the requirement of the Agent to maintain possession as the Pledged Collateral, the provisions of each of the Collateral Documents are effective to create in favor of the Agent for the benefit of the Lenders and the Agent, a legal, valid and enforceable first priority security interest in all right, title and interest of each Credit Party in the Collateral described therein; and financing statements have been filed in the offices in all of the jurisdictions listed in the schedule to the Guarantee and Collateral Agreement, and each Intellectual Property Assignment has been filed in the U.S. Patent and Trademark Office and the U.S. Copyright Office.

(b)                                 The provisions of the Guarantee and Collateral Agreement are effective to create, in favor of the Agent for the benefit of the Lenders and the Agent, a legal, valid and enforceable first priority security interest in all of the Collateral described therein; and the Pledged Collateral was delivered to the Agent or its nominee in accordance with the terms thereof.  The Lien on the Pledged Collateral granted pursuant to the Guarantee and Collateral Agreement constitutes a perfected, first priority security interest in all right, title and interest of each applicable Credit Party in the Pledged Collateral described therein, prior and superior to all other Liens and interests, provided the Agent maintains possession of the Pledged Collateral for the term of the Guarantee and Collateral Agreement.

(c)                                  All representations and warranties of each Credit Party contained in the Collateral Documents are true and correct as of the date on which made, except to the extent such representations pertain to a prior date, in which case such representations and warranties are true and correct as of such prior date.

SECTION 6.17  Indebtedness.  Attached hereto as Schedule 6.17 is a complete and correct list of all Indebtedness of the Borrower and its Subsidiaries outstanding on the Closing Date, showing the aggregate principal amount which was outstanding as of July 31, 2009.  The Borrower has delivered or caused to be delivered to the Agent a true and complete copy of each instrument evidencing any Indebtedness listed on Schedule 6.17 and of each document pursuant to which any of such Indebtedness was issued.

SECTION 6.18  Other Agreements/Program Eligibility.  Neither the Borrower nor any of its Subsidiaries (and to the knowledge of the Borrower’s officers, no Minority ASC Entity) is in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in or applicable with respect to any Medicaid Provider Agreement, Medicare Provider Agreement, other agreement or instrument to which the Borrower or a Subsidiary is a party with a third party payor, or participation in Medicare, Medicaid or any other third-party payor program in which the Borrower or a Subsidiary participates, which default, if not remedied within any applicable grace period, reasonably would be expected to (A) in the case of any Medicaid Provider Agreement or third party payor agreement other than a national third party payor agreement (i) result in the revocation, termination, cancellation, suspension or non-renewal of Medicaid Certification, any similar certification of a material third party not involved in a national third party payor agreement, if any, a Medicaid Provider Agreement or agreement with a third party payor which is not party to a national third party payor program with the Borrower or any Subsidiary of the Borrower, or eligibility to participate, directly or indirectly, in Medicaid or material third party payor programs which are not national third party payor programs of the Borrower and its Subsidiaries, and (ii) have a Material Adverse Effect, or (B) in the case of any Medicare Provider Agreement or material national third party payor agreement, (i) result in the revocation, termination, cancellation, suspension or non-renewal of Medicare Certification, any similar certification of a material national third party payor contract or agreement, a Medicare Provider Agreement or material national agreement with a third party payor, or eligibility to participate, directly or indirectly, in Medicare or material national third party payor programs and (ii) have a Material Adverse Effect.

SECTION 6.19  Reimbursement from Third Party Payors.  The accounts receivable of the Borrower and each of its Subsidiaries (and to the knowledge of the Borrower’s officers, each Minority ASC Entity) have been and will continue to be adjusted reasonably to reflect reimbursement experiences with and policies of third party payors such as Medicare, Medicaid, Blue Cross/Blue Shield, private insurance companies, health maintenance organizations, preferred provider organizations, alternative delivery systems, managed care systems, government contracting agencies and other third party payors.  In particular, accounts receivable relating to such third party payors do not and shall not exceed amounts any obligee is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to its usual charges.

SECTION 6.20  Legal Compliance.  The Borrower and each of its Subsidiaries (and to the knowledge of the Borrower’s officers, each Minority ASC Entity) have duly complied and are in compliance with all Fraud and Abuse Laws; all applicable state laws and regulations regarding certificate of need and state licensure; HIPAA and state laws and regulations regarding privacy; and all other requirements, restrictions and prohibitions of law, including, without limitation, any statute, law, treaty, rule, regulation, manual, guideline, rule of professional conduct, or order, decree, writ, injunction or other determination of an arbitrator, court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such person or its property is subject and having the force of law, other than those noncompliance with which would not reasonably be expected to have a Material Adverse Effect.

SECTION 6.21  Licensing and Accreditation.  Each of the Borrower and each of its Subsidiaries (and to the knowledge of the Borrower’s officers, each Minority ASC Entity) has, to the extent applicable (A), (i) obtained (or been duly assigned) all required certificates of need (other than as described on Schedule 6.21) or determinations of need, as required by the relevant state governmental authority, for the acquisition, construction, expansion of, investment in or operation of its businesses or facilities as currently operated; (ii) obtained and maintains in good standing all required licenses; (iii) to the extent customary in the industry and geographic market in which it is engaged, obtained and maintains accreditation from all generally recognized accrediting agencies; (iv) obtained and maintains Medicaid Certification, Medicare Certification and any similar third party payor certification, if any; and (v) entered into and maintains in good standing, if applicable, its Medicaid Provider Agreement and its agreements with third party payors, the failure of any of which has, or could reasonably be expected to have, a Material Adverse Effect; and (B), (i) obtained and maintains Medicare Certification where the failure to obtain or maintain could reasonably be expected to have a Material Adverse Effect and (ii) entered into and maintains in good standing its Medicare Provider Agreement where the failure to enter into and maintain has, or could reasonably be expected to have a Material Adverse Effect.

SECTION 6.22  Insurance.  Except as set forth on Schedule 6.22, Borrower and each other Credit Party and their respective properties are insured with financially sound and reputable insurance companies which are not Affiliates of Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower or such other Credit Party operates.

SECTION 6.23  Intellectual Property.  Borrower and each other Credit Party owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the conduct of the business of Borrower and the other Credit Parties, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect.

SECTION 6.24  Subordination Provisions.  The (A) subordination provisions contained in all notes, debentures and other instruments entered into or issued in respect of Subordinated Debt are enforceable against the issuer of the respective security and the holders thereof in accordance with their respective terms, and the Loans and all other Obligations are within the definitions of “Senior Indebtedness”, or other comparable definition, included in such provisions and (B) subordination provisions contained in the Convertible Note Documents are enforceable against the holders thereof and the Loans and all other Obligations are “Senior Debt” (or other comparable definition) as defined in the Convertible Note Documents and there is no Indebtedness other than the Loans and Obligations which is “Designated Senior Indebtedness” (or other comparable definition) of the Borrower outstanding.

SECTION 6.25  RICO.  None of the Borrower nor any of its Subsidiaries is engaged in or has engaged in any course of conduct that reasonably would be expected to subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws.

SECTION 6.26  No Default.  (A) No Event of Default or Default exists or would result from the incurrence by any Credit Party of any Indebtedness hereunder or under any other Loan Document and (B) no Default (as defined in the Convertible Note Documents) currently exists.

SECTION 6.27  Full Disclosure.  No information contained in this Agreement, any of the other Loan Documents, financial statements or other reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party to Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.  The Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents are currently fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Liens.

SECTION 6.28  Capitalization.  All issued and outstanding equity securities of the Credit Parties (other than Borrower) are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than those in favor of Agent, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities.  Schedule 6.28 sets forth the authorized equity securities of each Credit Party as of the Closing Date.  As of the Closing Date, except as set forth on Schedule 6.28, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any equity interests of Borrower or any other Credit Party.

ARTICLE VII

COVENANTS

SECTION 7.1  Affirmative Covenants.  The Borrower agrees with the Agent and each Lender that, until all Revolving Commitments have terminated and all Obligations have been paid and performed in full, each Credit Party will perform the obligations set forth in this Section 7.1 applicable to such Credit Party.

SECTION 7.1.1  Financial Information, Reports, Notices, etc.  The Borrower will furnish, or will cause to be furnished, to each Lender and the Agent copies of the following financial statements, reports, notices and information:

(a)                                  as soon as available and in any event within 45 days (i) after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, to the extent prepared to comply with SEC requirements, a copy of the SEC Form 10-Qs filed by the Borrower with the SEC for each such quarterly period, or if no such Form 10-Q was so filed by the Borrower with respect to any such quarterly period, consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the Authorized Officer of the Borrower and (ii) after the end of each Fiscal Year of the Borrower, a summary profit and loss statement of each ASC Subsidiary which shows actual results compared to budget and prior year;

(b)                                 as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, to the extent prepared to comply with SEC requirements, a copy of the SEC Form 10-K filed by the Borrower with the SEC for such Fiscal Year, or, if no such Form 10-K was so filed by the Borrower for such Fiscal Year, a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries including therein consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, certified (without any Impermissible Qualification) by Borrower’s independent public accountants;

(c)                                  within five business days of becoming available, a copy of any management letter (or other correspondence from Borrower’s independent public accountants reasonably satisfactory to Agent) delivered to Borrower by Borrower’s independent public accountants in connection with the audit of Borrower’s financial statements for such previous Fiscal Year;

(d)                                 as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters during a Fiscal Year, and within 90 days after the end of each Fiscal Year, a certificate, executed by the chief financial officer and/or principal accounting officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent) compliance with the financial covenants set forth in Section 7.2.4.;

(e)                                  as soon as practicable, and in any event not later than 30 days following the commencement of each Fiscal Year, consolidated financial projections for Borrower and its Subsidiaries for such Fiscal Year prepared in a manner consistent with the projections delivered by Borrower to Lenders prior to the Closing Date or otherwise in a manner reasonably satisfactory to Agent.

(f)                                    as soon as possible and in any event within three Business Days after the occurrence of each Default, a statement of the chief financial officer and/or principal accounting officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

(g)                                 as soon as possible and in any event within three Business Days after (x) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 6.7 or (y) the commencement of any labor controversy, litigation, action, proceeding of the type described in Section 6.7, any of which reasonably would be expected to have a Material Adverse Effect, notice thereof and copies of all documentation relating thereto;

(h)                                 promptly, but not later than five days after the date of filing with the SEC, copies of all financial statements and reports that Borrower sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including

Forms 10-K and 10-Q) that Borrower or any of its Subsidiaries may make to, or file with, the SEC (including, without limitation, pursuant to Section 7.2.9(b)) or any national securities exchange;

(i)                                     immediately upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which reasonably would be expected to result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which reasonably would be expected to result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

(j)                                     immediately upon becoming aware of any dispute, litigation or other proceedings being instituted against any Credit Party to suspend, revoke or terminate any Medicaid Provider Agreement, Medicaid Certification, Medicare Provider Agreement, Medicare Certification, eligibility to participate in Medicare or Medicaid, or agreement with or certification by, if any, or eligibility to participate in a program of a third party payor, or any subpoena or investigation by a governmental authority, including without limitation CMS, the Office of Inspector General of the Department of Health and Human Services, and the Department of Justice, which suspension, revocation, termination or the results of such subpoena or investigation reasonably would be expected to have a Material Adverse Effect, promptly deliver to the Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution, subpoena or investigation or other process; or any proceeding instituted against any Credit Party, or any of their respective officers, directors, members or managers to exclude any of them from participation in any Federal or State healthcare program; and

(k)                                  such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.  To the extent that any information to be disclosed hereunder is “protected health information” as defined under HIPAA, the Borrower and its Subsidiaries shall disclose such information pursuant to the Business Associate Agreement between it and the Lenders to which it is a party and under its “health care operations” (as defined in HIPAA) and no Credit Party that is a “covered entity” under HIPAA shall by contract prohibit disclosure of its protected Health Information to Lenders that is not otherwise prohibited by HIPAA.

SECTION 7.1.2  Compliance with Laws, etc.  The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all Fraud and Abuse Laws; all applicable laws, rules, regulations and orders (including, without limitation, Medicare Regulations, Medicaid Regulations and the rules and regulations established by any third party payor), and all applicable corporate laws including without limitation:

(i)                                     the maintenance and preservation of its corporate existence and qualification as a foreign corporation, except to the extent no longer necessary within the reasonable business judgment of the Borrower or such Subsidiary, as applicable, or if otherwise terminated pursuant to a transaction consummated in accordance with the provisions of Section 7.2.8; and

(ii)                                  the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

(iii)                               compliance in all material respects with all federal and state laws and regulations applicable to health care including, all Fraud and Abuse Laws, all laws relating to licensure, certificate of need, state privacy laws and HIPAA.

(b) the Borrower will further use its commercially reasonable efforts, subject to applicable laws to assure the compliance in all material respects by all Minority ASC Entities with all applicable laws, including, but not limited to all federal and state laws and regulations applicable to health care including, all Fraud and Abuse Laws, all laws relating to licensure, certificate of need and HIPAA.

SECTION 7.1.3  Maintenance of Properties.  The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

SECTION 7.1.4  Insurance.

(a) Schedule 7.1.4 sets forth as of the date of this Agreement a true and complete listing of all insurance maintained by the Borrower and each of its Subsidiaries and each Minority ASC Entity.   The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business (including professional liability insurance, comprehensive liability insurance and business interruption insurance) against at least such casualties and contingencies and of at least such types and in at least such amounts as are commercially reasonable which insurance shall name the Agent as loss payee and an additional insured, and will, upon request of the Agent, furnish to each Lender at reasonable intervals (provided that, so long as no Event of Default shall have occurred and be continuing, no such certification shall be required to be delivered more than once in any Fiscal Year) a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section.

(b)  The Borrower will use commercially reasonable efforts to cause each Practice to maintain medical malpractice insurance at commercially reasonable levels.

SECTION 7.1.5  Books and Records.  The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Agent and each Lender or any of their respective representatives, at reasonable times and intervals, upon, so long as no Event of Default shall exist and be continuing, reasonable prior notice delivered during regular business hours, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower’s financial matters with each Lender or its representatives, provided, so long as no Event of Default shall exist or be continuing, a representative of the Borrower is present) and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records.  The Borrower shall pay any fees of such independent public accountant incurred in connection with the Agent’s or any Lender’s exercise of its rights pursuant to this Section provided, however, that so long as no Event of Default shall exist and be continuing, the Borrower shall not be liable for the fees and expenses of such independent public accountant related to more than one visit during any Fiscal Year.  All visits conducted pursuant to this Section 7.1.5 shall be conducted in such a manner so as not to disrupt the business operations of the applicable office.  All information obtained during any such visit shall be subject to the provisions of Section 10.11.3.

SECTION 7.1.6  Environmental Covenant.  The Borrower will, and will cause each of its Subsidiaries to:

(a)                                  use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary material permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

(b)                                 immediately notify the Agent and provide copies upon receipt of all written material claims, complaints, notices or inquiries relating to, the condition of its facilities and properties or compliance with Environmental Laws, and shall promptly cure and have dismissed with prejudice to the reasonable satisfaction of the Agent any actions and proceedings relating to compliance with Environmental Laws; and

(c)                                  provide such information and certifications which the Agent may reasonably request from time to time to evidence compliance with this Section 7.1.6.

SECTION 7.1.7  Changes to Certain Agreements.  Without the prior written consent of the Required Lenders, no Credit Party shall make any amendment, supplement or modification to any agreements evidencing Subordinated Debt; provided, however, that any such amendment which conforms with applicable law in all material respects and is not materially adverse to the interests of the Lenders as Lenders under the Loan Documents shall be permitted without any consent.  Copies of such amended agreements shall be delivered promptly to the Agent by the Borrower.

SECTION 7.1.8  Governmental Licenses.  The Borrower will, and will cause each of its Subsidiaries to, obtain and maintain all material licenses, certificates of need, other applicable permits, agreements, certifications and approvals of all applicable governmental authorities as are required for the conduct of its business as currently conducted and herein contemplated, Medicaid Certifications and Medicaid Provider Agreements and Medicare Certifications and Medicare Provider Agreements and certifications of third party payors the failure of which has, or could reasonably be expected to have, a Material Adverse Effect.

SECTION 7.1.9  Covenants Extending to Other Persons.  The Borrower will, and will cause each of its Subsidiaries to, use its commercially reasonable efforts, in accordance with applicable law (which shall include, without limitation, the exercise of contractual rights and remedies available to the Borrower and its Subsidiaries) to cause each Non-Wholly Owned ASC Subsidiary, Minority ASC Entity, Practice or Provider, as appropriate to do with respect to itself, its business and its assets, each of the things required of a Credit Party in Sections 7.1.2 through 7.1.8 inclusive, subject, however, in the case of Section 7.1.5 to any laws, rules or regulations concerning the confidentiality of medical records.

SECTION 7.1.10  Solvency.  The Borrower and its Subsidiaries on a consolidated basis shall at all times be Solvent.

SECTION 7.1.11  Further Assurances.

(a) The Borrower shall ensure that all written information, exhibits and reports furnished to the Agent or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

(b)                                 Promptly upon request of the Agent or the Required Lenders, the Borrower shall (and shall cause any of its Subsidiaries to) execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Agent or such Lenders, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject any of the properties, rights or interests covered by any of the Collateral Documents to the Liens intended to be created by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and the Lenders the rights granted or now or hereafter intended to be granted to the Agent and the Lenders under any Loan Document or under any other document executed in connection therewith.

SECTION 7.1.12  New Subsidiaries.  Within 30 Business Days after the date of the acquisition or creation of any Subsidiary by the Borrower or a Subsidiary of the Borrower or in

the case of a Minority ASC Entity or Non-Wholly Owned ASC Subsidiary which becomes a Wholly-Owned Subsidiary, such Person will cause to be delivered to the Agent for the benefit of the Lenders each of the following:

(i)  in the case of a Subsidiary other than a Non-Wholly-Owned ASC Subsidiary, a joinder to the Guarantee and Collateral Agreement;

(ii)  in the case of a Subsidiary other than a Non-Wholly-Owned ASC Subsidiary, if such Subsidiary is a corporation, a limited liability company or a partnership that has issued certificates evidencing ownership of interests therein, the capital stock or, if applicable, certificates of ownership of such limited liability company or partnership, as the case may be, of such Person pertaining thereto, together with duly executed stock powers or powers of assignment in blank affixed thereto;

(iii)  in the case of a Subsidiary other than a Non-Wholly-Owned ASC Subsidiary, if such Subsidiary is a limited liability company or a partnership not described in clause (ii) immediately above, an acknowledgment of security interest of such limited liability company or partnership, as the case may be, with respect to the registration of the Lien on membership or partnership interests in such Subsidiary, as the case may be, of such Person which acknowledgment shall be in form and substance satisfactory to the Agent;

(iv)  a supplement to the appropriate schedules attached to the Collateral Documents to reflect the acquisition by the Borrower or, a Subsidiary (other than a Non-Wholly-Owned ASC Subsidiary) of the Borrower, of such Subsidiary, certified as true, correct and complete by the Authorized Officer of the relevant Credit Party (provided that the failure to deliver such supplement shall not impair the rights conferred under the Collateral Documents in after acquired Collateral and Pledged Collateral);

(v)  to the extent requested by Agent in its reasonable discretion, an opinion or opinions of counsel to the Borrower and such Subsidiary (other than a Non-Wholly-Owned ASC Subsidiary), dated as of the date of delivery of any of the documents provided in the foregoing clause (i) and addressed to the Agent and the Lenders, in form and substance reasonably acceptable to the Agent (which opinion may include assumptions and qualifications of similar effect to those contained in the opinions of counsel delivered pursuant to Section 5.1.7), to the effect that:

(A)  such Subsidiary is duly organized, validly existing and in good standing in the jurisdiction of its organization, has the requisite power and authority to own its properties and conduct its business as then owned and then proposed to be conducted and is duly qualified to transact business and is in good standing in each jurisdiction listed on the schedule attached to such opinion;

(B)  the execution, delivery and performance of the Guarantee and Collateral Agreement, described in clause (i) of this Section 7.1.12, have been duly authorized by all requisite action (including any required shareholder, member or partner approval), such agreement has been duly executed and delivered and constitutes the valid and binding obligation of such Subsidiary, enforceable against such Subsidiary in accordance with its terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights and remedies generally, or to general principles of equity, whether enforcement thereof is considered in a court of law or equity; and

(C)  all financing statements, instruments and documents are in a form which is sufficient to create a security interest in favor of the Agent in the Pledged Collateral and the Collateral, as the case may be;

(vi)  in the case of any Non-Wholly Owned ASC Subsidiary or Minority ASC Entity that has issued certificates evidencing ownership of interests therein, the capital stock or, if applicable, certificates of ownership of such limited liability company or partnership, as the case may be, of such Person owned by the Borrower or any Subsidiary of the Borrower pertaining thereto, together with duly executed stock powers or powers of assignment in blank affixed thereto;

(vii) current copies of the charter documents, including, limited liability agreements and certificates of formation, partnership agreements and certificates of limited partnership, if applicable, and bylaws of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, members, partners, or appropriate committees thereof (and, if required by such charter documents, bylaws or by applicable laws, of the shareholders, members or partners) of such Subsidiary authorizing the actions and the execution and delivery of documents described in this Section 7.1.12 and evidence satisfactory to the Agent (confirmation of the receipt of which will be provided by the Agent to the Lenders) that such Subsidiary is Solvent as of such date and after giving effect to the execution of any of the documents required by clause (i) above.

SECTION 7.1.13  Deposit Accounts.  As soon as possible and, in any event, not later than thirty (30) days following the Closing Date, the Credit Parties shall have entered into tri-party blocked account agreements with respect to the accounts listed on Schedule 6 of the Guarantee and Collateral Agreement, in form and substance reasonably acceptable to Agent.

SECTION 7.2  Negative Covenants.  The Borrower agrees with the Agent and each Lender that, until all Revolving Commitments have terminated and all Obligations have been paid and performed in full, each Credit Party will perform the obligations set forth in this Section 7.2.

SECTION 7.2.1  Business Activities.  The Borrower will not, and will not permit any of its Subsidiaries, including, without limitation, any New Subsidiary, to, engage in any business activity, except in (a) the fields of enterprise that fall within the definition of “Target” herein; and (b) reasonable extensions of the businesses being engaged in by the Borrower and its Subsidiaries on the Closing Date.

SECTION 7.2.2  Indebtedness.  The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

(a)                                  Indebtedness in respect of the Loans and other Obligations;

(b)                                 Indebtedness, including Subordinated Debt, existing as of the Closing Date which is identified in Part B of Schedule 6.17, and refinancings thereof or amendments or modifications that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, Agent or any Lender in any material respect, as determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified;

(c)                                  Indebtedness in respect of Liens to the extent permitted in Section 7.2.3(b);

(d)                                 unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities);

(e)                                  Indebtedness, in respect of Capitalized Lease Liabilities, at any one time not to exceed in the aggregate $5,000,000 less the amount of any Indebtedness which is outstanding and permitted solely under subsection 7.2.3(b);

(f)                                    Indebtedness consisting of intercompany loans, guarantees and advances made by the Borrower to any Credit Party or by such Credit Party to the Borrower or another Credit Party (“Credit Party Intercompany Loans”), provided that (i) if requested by the Agent, the payor Credit Party shall have executed and delivered to the payee Credit Party a demand note (the “Credit Party Intercompany Note”) to evidence any such Credit Party Intercompany Loan, which Credit Party Intercompany Note shall be in form and substance satisfactory to Agent pledged to the Agent pursuant to the relevant Collateral Documents as additional collateral security for the Obligations, (ii) the payee Credit Party shall record all Credit Party Intercompany Loans on its books and records in a manner satisfactory to Agent, and (iii) at the time any such Credit Party Intercompany Loan is made by a payee Credit Party and after giving effect thereto, each of the payee Credit Party and the payor Credit Party shall be Solvent;

(g)                                 Subordinated Debt of the Borrower issued to the seller of a Target in connection with a Permitted Acquisition, such Indebtedness to be on terms and conditions reasonably satisfactory to the Agent (the Agent hereby acknowledges and agrees that the subordination provisions contained in the Subordinated Debt existing as of the date hereof are satisfactory);

(h)                                 Subordinated Debt of the Borrower, such Subordinated Debt to mature no earlier than one year after the Maturity Date and shall otherwise be on terms and conditions reasonably satisfactory to the Agent (the Agent hereby acknowledges and agrees that the subordination provisions contained in the Subordinated Debt existing as of the date hereof are satisfactory);

(i)                                     Indebtedness of the Borrower constituting unpaid minority interests to a Provider in connection with a Permitted Acquisition, such Indebtedness to be on terms and conditions reasonably satisfactory to the Agent;

(j)                                     Indebtedness of a Target which exists at the time such Target is the subject of a Permitted Acquisition, which Indebtedness is assumed by the Credit Party which is a party to such Permitted Acquisition and is otherwise permitted pursuant to this Section 7.2.2;

(k)                                  Indebtedness in an amount not to exceed $8,000,000 in the aggregate at any one time outstanding and $2,000,000 to any individual Minority ASC Entity or Non-Wholly Owned Subsidiary at any one time outstanding, in each case when aggregated with amounts outstanding pursuant to clause (m) below, consisting of intercompany loans and advances made by the Borrower or any Subsidiary to any Minority ASC Entity or Non-Wholly Owned Subsidiary or by a Minority ASC Entity or Non-Wholly Owned Subsidiary to the Borrower or any other Subsidiary (“Non-Credit Party Intercompany Loans”), provided that (i) the payor shall have executed and delivered to the payee a note (the “Non-Credit Party Intercompany Note”) to evidence any such Non-Credit Party Intercompany Loan, which Non-Credit Party Intercompany Note shall be in form and substance satisfactory to Agent pledged to the Agent pursuant to the relevant Collateral Documents as additional collateral security for the Obligations, (ii) the payee shall record all Non-Credit Party Intercompany Loans on its books and records in a manner satisfactory to Agent, and (iii) at the time any such Non-Credit Party Intercompany Loan is made by a payee and after giving effect thereto, each of the payee and the payor shall be Solvent;

(l)                                     Indebtedness consisting of Non-Credit Party Intercompany Loans in excess of the amounts permitted by clauses (k) or (m) of this Section 7.2.2, but in any event not to exceed $10,000,000 in the aggregate when aggregated with amounts outstanding and permitted by clauses (k) or (m) of this Section 7.2.2; provided, that any such Non-Credit Party Intercompany Note permitted pursuant to this clause (l) shall be secured by a perfected first priority lien on the assets of such Minority ASC Entity or Non-Wholly Owned Subsidiary, as applicable, the scope of which Lien shall be satisfactory to the Agent and which lien shall be assigned to the Agent;

(m) Indebtedness consisting of guarantees by the Borrower or any Credit Party of the obligations of any Non-Wholly Owned Subsidiary or Minority ASC Entity, in any event not to exceed $10,000,000 in the aggregate at any one time outstanding and $3,000,000 to any individual Non-Wholly Owned Subsidiary or Minority ASC Entity, in each case when aggregated with Indebtedness outstanding under clause (k) above;

(n) Indebtedness of Borrower or any ASC Subsidiary owing to the seller of the equity interests of a Non-Wholly-Owned ASC Subsidiary or Minority ASC Subsidiary of

the Borrower as part of the purchase price with respect to an ASC Subsidiary Capital Event otherwise permitted hereunder; and

(o) unsecured Indebtedness of Borrower evidenced by the Convertible Notes as in effect on the date of their issuance or as permitted to be amended pursuant to the terms hereof; provided, that: the aggregate principal amount of all such Indebtedness evidenced by the Convertible Notes shall not exceed $75,000,000 less the aggregate amount of all repayments or redemptions, whether optional or mandatory, in respect thereof, plus interest thereon calculated in the manner provided for in the Convertible Note Documents as in effect on the date of the issuance thereof; provided, further that no Subsidiary of the Borrower or other Person in which the Borrower has any direct or indirect equity interest shall have any Contingent Liability with respect to or shall otherwise guarantee or pledge its assets to secure any Indebtedness under the Convertible Notes;

provided, however, that no Indebtedness otherwise permitted by clauses (c) through (n) shall be permitted if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

SECTION 7.2.3  Liens.  The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

(a)                                  Liens securing payment of the Obligations, granted pursuant to any Loan Document;

(b)                                 purchase money security interests, in addition to, and not in limitation of, the Capitalized Lease Liabilities described in clause (j) hereof, on any property acquired or held by any Subsidiary in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, and (iii) the principal amount of the Indebtedness which is outstanding and which is secured by any and all such purchase money security interests shall not at any time exceed $5,000,000 less the amount of Indebtedness outstanding and permitted solely under subsection 7.2.2(e);

(c)                                  Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(d)                                 Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(e)                                  Liens (other than any Lien imposed by ERISA) incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

(f)                                    judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is bonded or covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

(g)                                 Liens in existence on the Closing Date and listed on Schedule 7.2.3, but without giving effect to any extensions or renewals thereof; and

(h)                                 easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the property of the Person which is subject thereto;

(i)                                     Liens in connection with Capitalized Lease Liabilities in the amount and to the extent permitted by subsection 7.2.2(e);

(j)                                     Liens on property leased by the Borrower or any Subsidiary or other interest or title of the lessor under operating leases securing obligations of the Borrower or such Subsidiary to the lessor under such leases; and

(k)                                  Liens on property of a Target which exist at the time such Target becomes the subject of a Permitted Acquisition to the extent such Liens are otherwise permitted pursuant to this Section 7.2.3.

SECTION 7.2.4  Financial Condition.  The Borrower will not permit:

(a)                                  its Net Worth as of the last day of each Fiscal Quarter to be less than 75% of the amount of its Net Worth existing on June 30, 2009, plus 50% of Net Income (without giving effect to any losses) for each Fiscal Quarter occurring after June 30, 2009, plus 50% of the net proceeds from any equity issuance by the Borrower or any of its Subsidiaries occurring since June 30, 2009, plus 50% of any incremental additive equity associated with any Permitted Acquisition;

(b)                                 (x) the Total Leverage Ratio as of the end of each Fiscal Quarter for the twelve month period preceding such date to be greater than (i) for each Fiscal Quarter from and including September 30, 2009 through and including December 30, 2009, 5.00:1.00; (ii) for each Fiscal Quarter from and including December 31, 2009 through and including December 30, 2010, 4.75:1.00; (iii) for each Fiscal Quarter from and including December 31, 2010 through and including December 30, 2011, 4.25:1.00; and (iv) for the Fiscal Quarter ended December 31, 2011 and for each Fiscal Quarter thereafter, 4.00:1.00 and (y) the Senior Leverage Ratio as of the end of each Fiscal Quarter for the twelve month period preceding such date to be greater than (i) for each Fiscal Quarter from and including September 30, 2009 through and including December

30, 2010, 2.50:1.00 and (ii) for the Fiscal Quarter ended December 31, 2010 and for each Fiscal Quarter thereafter, 2.25:1.00.

(c)                                  as of the last day of any Fiscal Quarter the ratio of (a) EBITDA plus rent expenses incurred by the Borrower and its Subsidiaries, minus Capital Expenditures incurred by the Borrower and its Subsidiaries, minus cash taxes paid by the Borrower and its Subsidiaries, in each case for the period of four fiscal quarters then ending, to (b) Fixed Charges for such four fiscal quarter period to be less than 1.40:1.00.

SECTION 7.2.5  Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

(a)                                  Investments existing on the Closing Date and identified in Schedule 7.2.5(a);

(b)                                 Cash Equivalent Investments and cash, provided, however, that the balance maintained in any deposit account other than a deposit account listed on Schedule 7.2.5(b) hereto not subject to a Lien of the Agent shall (i) not exceed $100,000 for a period of seven consecutive days with respect to deposit accounts of Borrower and any other Credit Party and (ii) in the case of deposit accounts of any Non-Wholly Owned Subsidiary or Minority ASC Entity, be, in an amount equal to the Borrower or any Subsidiary’s rights therein, transferred to a deposit account subject to a Lien of the Agent as frequently as practicable but on a no less frequent basis than monthly;

(c)                                  without duplication, Investments permitted as Indebtedness pursuant to Section 7.2.2;

(d)                                 without duplication, Investments permitted as Capital Expenditures in the Borrower and its Subsidiaries which are Credit Parties;

(e)                                  in the ordinary course of business, (1) Investments by the Borrower in any of its Wholly-Owned Subsidiaries, or in any new Wholly-Owned Subsidiary created or acquired after the Closing Date in connection with a Permitted Acquisition, (2) Investments by the Borrower or any Wholly-Owned Subsidiary in any Non-Wholly-Owned ASC Subsidiary in the form of Indebtedness permitted by Section 7.2.2(k) and (l) and (3) other cash investments in Non-Wholly-Owned ASC Subsidiaries in the aggregate at any time outstanding not to exceed $5,000,000 when aggregated with Investments outstanding and permitted by Section 7.2.5(l);

(f)                                    Permitted Acquisitions by the Borrower or a Wholly-Owned Subsidiary of the Borrower (or, in the case of the purchase of an ASC Facility, by the Borrower or a Subsidiary of the Borrower);

(g)                                 the acquisition by the Borrower or a Wholly-Owned Subsidiary of the Borrower of 100% of the minority interests held by a Provider in a non-Wholly-Owned Subsidiary, provided that any such acquisition is made solely in connection with the merger of such non-Wholly-Owned Subsidiary into the Borrower or a Wholly-Owned Subsidiary of the Borrower as permitted by Section 7.2.8;

(h)                                 Investments constituting Hedging Agreements of the Borrower;

(i)                                     Investments by a Target which exist at the time such Target is the subject of a Permitted Acquisition to the extent such Investments are otherwise permitted pursuant to this Section 7.2.5;

(j)                                     Investments (other than Permitted Acquisitions) by the Borrower or a Subsidiary of the Borrower pursuant to ASC Subsidiary Capital Events provided that (1) no Default or Event of Default shall have occurred or be continuing both before and after giving effect to such ASC Subsidiary Capital Event, (2) the Borrower must be able to comply on a pro forma basis after giving effect to such ASC Subsidiary Capital Event with all of the covenants of this Agreement; and (3) in the event that the Borrower’s Senior Leverage Ratio on a pro forma basis (after giving effect to the ASC Subsidiary Capital Event) is greater than 2.25:1.0 the aggregate consideration in connection with such ASC Subsidiary Capital Event shall not exceed $25,000,000 individually and $40,000,000 for all ASC Subsidiary Capital Events consummated following the Closing Date when aggregated with the Consideration paid for Permitted Acquisitions permitted by Section 7.2.5(f) during such period, without duplication;

(k)                                  Permitted Seller Debt in connection with Part A of Exhibit F;

(l)                                     Investments (not including Investments constituting Permitted Acquisitions) by the Borrower or a Subsidiary of the Borrower in Minority ASC Entities in an amount not to exceed (a) $1,000,000 in any individual Minority ASC Entity and (b) $5,000,000 in the aggregate; provided, that the Borrower is in compliance on a pro forma basis after giving effect to such Investment with all of the covenants contained in this Agreement provided that in the case of all such Investments pursuant to this clause (l)  (“Minority ASC Investments”), (i) the Minority ASC Entity shall have executed and delivered to the Person making the Investment a demand note (the “Minority ASC Intercompany Note”) to evidence any such Minority ASC Investment, which Minority ASC Intercompany Note shall be in form and substance satisfactory to Agent and pledged to the Agent, (ii) the payee shall record all Minority ASC Investments on its books and records in a manner satisfactory to Agent, (iii) at the time any such Minority ASC Investment is made and after giving effect thereto, each of the Person making the Investment and the payor shall be Solvent; (iv) such Minority ASC Investments shall be secured by a perfected first priority lien on the assets of such Minority ASC Entity, the scope of which lien shall be satisfactory to the Agent and which lien shall be assigned to the Agent;

(m) Investments by the Borrower and its Subsidiaries in ASC Startups in an amount not to exceed $6,000,000 at any one time outstanding; provided, once the Borrower has sold an equity interest in an ASC Startup as permitted under Section 7.2.9(c), the Investment in the ASC Startup shall no longer be considered as “outstanding” for purposes of this clause (m);

provided, however, that

(n)                                 any Investment which when made complies with the requirements of the definition of the term “Cash Equivalent Investment” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

(o)                                 no Investment otherwise permitted by clauses (e), (f), (g), (h), (i), (j), (l) or (m) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall exist and be continuing.

SECTION 7.2.6  Restricted Payments, etc.  On and at all times after the Closing Date:

(a)                                  The Borrower will not, and will not permit any of its Subsidiaries to, declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or such Subsidiary or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or such Subsidiary (other than in the case of (I) the Borrower (x) dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock, (y) distributions payable other than in cash in connection with a stockholders’ rights offering plan and (z) distributions to any Subsidiary which is a limited liability company of the Borrower solely to permit the members thereof to make payment of its federal and state income tax liability attributable to such limited liability company’s taxable income, whether or not a Default or an Event of Default then exist or (II) any Subsidiary which is a limited liability company or limited partnership, distributions to members of any such Subsidiary solely to permit such members to make payment of their federal and state income tax liability attributably to such member’s taxable income of such Subsidiary whether or not a Default or an Event of Default then exists) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, except that, (A), in addition to distributions permitted pursuant to clause (a)(II) above, any Subsidiary of the Borrower may declare and pay cash dividends and distributions to its equity holders and (B) so long as no Default or Event of Default then exists or would result therefrom and so long as the Borrower would be able to comply on a pro forma basis, assuming such redemption or purchase occurred, with all of the covenants contained in this Agreement, the Borrower may redeem or purchase shares of its stock (i) held by former employees of the Borrower or any of its Subsidiaries following their death, disability or the termination of their employment in an aggregate amount in any Fiscal Year not to exceed $3,000,000 or (ii) as otherwise permitted pursuant to the stock-based compensation plans of Borrower or any of its Subsidiaries;

(b)                                 Borrower will not, and will not permit any of its Subsidiaries to:

(i)  make any payment or prepayment of principal of, or make any payment of interest on, any Subordinated Debt or on any put option granted to a holder of Subordinated Debt on any day other than the stated, scheduled date for such payment or prepayment set forth in the documents and instruments memorializing such Subordinated Debt or such put option, or which would violate the subordination provisions of such Subordinated Debt or such put option, or while any Default or Event of Default exists and is continuing both before and after giving effect to such payment; or

(ii)  redeem, purchase or defease any Subordinated Debt other than Subordinated Debt held by a Target, so long as no Default or Event of Default exists or is continuing both before and after giving effect to such redemption, purchase or defeasance;  and

(c)                                  Borrower will not, and will not permit any Subsidiary to, make any sinking fund payment or deposit for any of the foregoing purposes.

(d)                                 Notwithstanding anything else herein to the contrary, Borrower may redeem or receive Permitted Seller Equity in connection with a Permitted Asset Disposition.

(e)                                  The Borrower will not and will not permit any Subsidiary to directly or indirectly make any payment, prepayment, redemption, conversion to cash, defeasance or acquisition for value of (including by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), or refund, refinance or exchange of, any Convertible Notes or Convertible Note Documents other than (A) fees and expenses paid by Borrower on the date of issuance of the Convertible Notes; (B) subject to the subordination provisions of the Convertible Notes, regularly scheduled payments of interest and fees on the Convertible Notes at rates and in amounts not to exceed the rates and amounts required by the Convertible Note Documents on the date hereof, (C) subject to the subordination provisions of the Convertible Notes, payments of contingent interest or additional amounts (not including principal) payable upon any default or event of default or similar event under the Convertible Note Documents and payments of principal in respect of the Convertible Notes upon any conversion or required repurchase of the Convertible Notes as required by the terms of the Convertible Note Documents so long as, in the case of any payment prior to February 6, 2012, (x) no Default or Event of Default then exists or would result therefrom and (y) the Borrower shall have delivered to the Agent a certificate demonstrating that after giving effect to such conversion or payment (and the incurrence of any Indebtedness in connection therewith) (i) Borrower would have been in compliance with the financial covenants in Section 7.2.4 for the most recent Fiscal Quarter for which Borrower has delivered financial statements to the Agent on a pro forma basis deeming such payments to have been made on the last day of such Fiscal Quarter, (ii) the Senior Leverage Ratio for the most recent Fiscal Quarter for which Borrower has delivered financial statements to the Agent on a pro forma basis deeming such payments to have been made on the last day of such Fiscal Quarter shall not be greater than 2.25:1.00 and (iii) the Available Revolving Commitment shall be greater than $5,000,000 and (D) subject to the subordination provisions of the Convertible Notes payments of principal in respect of the Convertible Notes upon their scheduled maturity (which scheduled maturity shall not be prior to June 1, 2012).

(f)                                    Subject to the subordination provisions of the Convertible Notes, the Borrower may make repurchases (at par value or below par value) of the Convertible Note Documents using cash or common stock of Borrower, provided that, (x) no Default or Event of Default then exists or would result therefrom and (y) the Borrower shall have delivered to the Agent a certificate demonstrating that after giving effect to such repurchase (and the incurrence of any Indebtedness in connection therewith) (i) Borrower would have been in compliance with the financial covenants in Section 7.2.4 for the most recent Fiscal Quarter for which Borrower has delivered financial statements to the Agent on a pro forma basis deeming such payments to have been made on the last day of such Fiscal Quarter, (ii) the Senior Leverage Ratio for the most recent Fiscal Quarter for which Borrower has delivered financial statements to the Agent on a pro forma basis deeming such payments to have been made on the last day of such Fiscal Quarter shall not be greater than 2.25:1.00 and (iii) the Available Revolving Commitment shall be greater than $5,000,000.

Notwithstanding anything else in this Section 7.2.6 of the Credit Agreement, Borrower may issue its common stock (and pay cash in lieu of issuing fractional shares) as required by the Convertible Note Documents including the Call Option and Warrants.

SECTION 7.2.7  Intentionally Omitted.

SECTION 7.2.8  Consolidation, Merger, etc.  The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except:

(a)                                  any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any Wholly-Owned Subsidiary of the Borrower or any Guarantor, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any Wholly-Owned Subsidiary of the Borrower or any Guarantor provided, however, that the Subsidiaries listed on Schedule 7.2.8 hereto may dissolve to the extent that the assets and liabilities of such Subsidiaries are de-minimus;

(b)                                 so long as no Default or Event of Default exists and is continuing or would occur after giving effect thereto, the Borrower or any Wholly-Owned Subsidiary of the Borrower (or in the case of the purchase of an ASC Facility, the Borrower or any Subsidiary of the Borrower) may consummate a Permitted Acquisition; and

(c)                                  any Subsidiary may liquidate or dissolve into or merge with or into any other Person, provided that, after giving effect thereto (i) no Default or Event of Default shall exist or be continuing; (ii) the Net Worth of the surviving Person shall be at least equal to the Net Worth of the applicable Subsidiary immediately prior to the consummation of any such liquidation, dissolution or merger and (iii) the surviving

Person shall assume all Obligations of the applicable Subsidiary under the Loan Documents.

SECTION 7.2.9  Asset and Capital Stock Dispositions, etc.

(a) The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person, unless:

(i)  such sale, transfer, lease, contribution or conveyance is in the ordinary course of its business or is permitted by Section 7.2.9(b);

(ii)  the net book value of such assets, together with the net book value of all other assets sold, transferred, leased, contributed or conveyed otherwise than in the ordinary course of business by the Borrower or any of its Subsidiaries pursuant to this clause since the Closing Date, does not exceed $3,000,000 (exclusive of the value of any transaction described in the preceding clause (i)); or

(iii)  the Borrower or any Subsidiary of the Borrower may consummate a Permitted Asset Disposition.

(b)                                 the Borrower will not, and will not permit any of its Subsidiaries to, issue, sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity securities in the Borrower or any such Subsidiary (other than pursuant to this Agreement or any other Loan Document), including warrants, rights or options to acquire shares or other equity securities of the Borrower or any of its Subsidiaries; provided that, notwithstanding the foregoing, and so long as no Default or Event of Default will result therefrom:

(i)   (x) the Borrower may issue capital stock (or warrants, rights or options to purchase capital stock) of the Borrower in connection with a Permitted Acquisition and (y) a Subsidiary of the Borrower may undertake a Permitted Equity Ownership Sale;

(ii)  the Borrower may issue common stock of the Borrower to a Provider upon the conversion of Subordinated Debt held by such Provider into common stock of the Borrower pursuant to the terms and conditions contained in the documentation governing such Subordinated Debt;

(iii)  the Borrower may issue common stock of the Borrower in connection with a registered offering, provided, however, that the Borrower shall have delivered a certified copy of each agreement, document or other instrument (including, without limitation, any registration statement and underwriting agreement) entered into by the Borrower in connection with such registered offering;

(iv)   the Borrower may issue capital stock, and related options, of the Borrower to any permitted participant under Borrower’s stock incentive plans or to any permitted participant under any future stock incentive plans established by the Borrower and reasonably acceptable to the Agent;

(v)  the Borrower may issue capital stock (or warrants, rights or options to purchase capital stock) of the Borrower so long as in connection with a private placement of its capital stock the consideration received by the Borrower in connection with such sale is (x) for fair market value (as determined by the Board of Directors of the Borrower) and (y) paid in immediately available funds;

(vi)                              the Borrower or any Subsidiary may consummate a Permitted Asset Disposition.

Notwithstanding anything else in this Section 7.2.9(b) of the Credit Agreement, Borrower may issue its common stock (and pay cash in lieu of issuing fractional shares) as required by the Convertible Note Documents including the Call Option and Warrants.

(c) The Borrower or any Subsidiary may consummate Permitted Equity Ownership Sales consisting of interests in ASC Startups.

To the extent the provisions of this Section 7.2.9 are waived with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 7.2.9, such Collateral shall be sold free and clear of the Liens created by the Collateral Documents and, if requested by the Borrower, the Guarantor owner of such Collateral shall be released from the Guarantee and Collateral Agreement, and the portion of the Collateral owned by such Guarantor shall be released from the Guarantee and Collateral Agreement and the Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

SECTION 7.2.10  Modification of Certain Agreements. Except as otherwise permitted pursuant to a Permitted Asset Disposition or Section 7.1.7 hereof, the Borrower will not, and will not permit any of its Subsidiaries to, consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, its Organizational Documents, any document, once entered into, relating to a Permitted Acquisition, other than any amendment, supplement or other modification that conforms with applicable laws in all material respects and is not material or does not have an adverse effect on the Lenders as Lenders under the Loan Documents, or any document or instrument evidencing or applicable to any Subordinated Debt or any put option granted to the holders of Subordinated Debt, other than any amendment, supplement or other modification which extends the date or reduces the amount of any required repayment or redemption.  Notwithstanding anything else in this Section 7.2.10 to the contrary, the Borrower and its Subsidiaries may terminate or make any necessary modification to the Organizational Documents which is the subject of a Permitted Asset Disposition. Except as expressly permitted pursuant to Section 7.2.6(f) with respect to offers to repurchase (at par value or below par value) the Convertible Note Documents, Borrower shall not, directly or indirectly, amend, modify, alter or change in any material respect any terms of any of the Convertible Note Documents or any related agreements, documents and instruments without the consent of the Required Lenders, except that Borrower may, after prior written notice to Agent, amend, modify, alter or change the terms thereof to extend the maturity thereof or to reduce the interest rate or any fees in connection therewith.

SECTION 7.2.11  Transactions with Affiliates.  The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates (other than a Subsidiary Guarantor) unless such arrangement or contract is (i) is entered into in connection with a Permitted Asset Disposition or (ii) fair and equitable to the Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates.

SECTION 7.2.12  Negative Pledges, Restrictive Agreements, etc.  The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness permitted by clause (c) of Section 7.2.2 as to the assets financed with the proceeds of such Indebtedness) prohibiting:

(a)                                  the creation or assumption of any Lien upon the properties, revenues or assets of Borrower or any of its Wholly-Owned Subsidiaries, whether now owned or hereafter acquired, or the ability of any Credit Party to amend or otherwise modify this Agreement or any other Loan Document; or

(b)                                 the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, distributions, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

ARTICLE VIII

EVENTS OF DEFAULT

SECTION 8.1  Listing of Events of Default.  Each of the following events or occurrences described in this Section 8.1 shall constitute an “Event of Default”.

SECTION 8.1.1  Non-Payment of Obligations.  The Borrower shall (a) default in the payment when due of the principal of any Loan or (b) default, and such default shall continue uncured for three days, in the payment when due of any interest on any Loan or any reimbursement obligation, or any commitment fee or other fee or of any other Obligation.

SECTION 8.1.2  Breach of Warranty.  Any representation or warranty of any Credit Party made or deemed to be made hereunder or in any other Loan Document executed by it, any Letter of Credit or any other writing or certificate furnished by or on behalf of any Credit Party to the Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document or Letter of Credit (including any certificates delivered pursuant to Article V) is or shall be incorrect when made in any material respect.

SECTION 8.1.3  Non-Performance of Certain Covenants and Obligations. Any Credit Party shall default in the due performance and observance of any of its obligations under Sections 7.1.1, 7.1.7, 7.1.8, 7.1.11, 7.1.12 or Section 7.2.

SECTION 8.1.4  Non-Performance of Other Covenants and Obligations.  Any Credit Party shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Agent or any Lender.

SECTION 8.1.5  Default on Other Indebtedness.  (a) A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Borrower or any Subsidiary having a principal amount, individually or in the aggregate, in excess of $750,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity, or (b) a Default (as defined in the Convertible Note Documents) shall occur under the Convertible Note Documents and any applicable grace period relating to such Default shall have expired.

SECTION 8.1.6  Judgments.  Any judgment or order for the payment of money in excess of $1,000,000 shall be rendered against the Borrower or any Subsidiary (which judgment is not covered by insurance and with respect to such judgment an insurance carrier has not accepted responsibility for coverage) and either:

(a)                                  enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

(b)                                 there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

SECTION 8.1.7  Pension Plans.  Any of the following events shall occur with respect to any Pension Plan:

(a)                                  the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member reasonably would be expected to be required to make a contribution to such Pension Plan, or would reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $1,000,000; or

(b)                                 a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

SECTION 8.1.8  Change of Control.  Any Change of Control shall occur.

SECTION 8.1.9  Bankruptcy, Insolvency, etc.  The Borrower or any Subsidiary shall:

(a)                                  become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, its debts as they become due;

(b)                                 apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for such Person or any property of such Person, or make a general assignment for the benefit of creditors;

(c)                                  in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for such Person or for a substantial part of the property of such Person, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower hereby expressly authorizes the Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

(d)                                 permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of such Person, and, if any such case or proceeding is not commenced by such Person, such case or proceeding shall be consented to or acquiesced in by such Person or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower hereby expressly authorizes the Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

(e)                                  take any action authorizing, or in furtherance of, any of the foregoing.

SECTION 8.1.10  Impairment of Security, etc.  Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms or pursuant to Section 7.2.9), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Credit Party thereto; any Credit Party or any other party shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Loan Document or Lien granted thereunder; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by such Loan Document.

SECTION 8.1.11  Fraud and Abuse Laws.  Receipt by the Borrower or any Subsidiary of a notice from a governmental authority or third party payor that it intends to disallow requested reimbursements, or intends to demand or demands adjustment or repayment of past reimbursements in excess of, either individually or in the aggregate with any other disallowed reimbursements, ten percent (10%) of the net revenues of the Borrower for the previous fiscal quarter respecting amounts submitted for reimbursement or collected by such Person from participation in the Medicare, Medicaid or third party payor programs.

SECTION 8.1.12  Certifications.  (i) Revocation, suspension or involuntary cancellation or termination of any Medicare Certification, Medicare Provider Agreement, Medicaid Certification, Medicaid Provider Agreement or third party payor certification, if any, or agreement of or affecting the Borrower or any Subsidiary or notice of any investigation or notice of any proceeding being instituted against any Credit Party, any of the Minority ASC Entities, or any of their respective officers, directors, members or managers by any governmental authority which could reasonably be expected to result in any of the foregoing actions, or (ii) the loss of any other permits, licenses, authorizations, certifications or approval from any federal, state or local governmental authority or termination of any contract with any such authority by the Borrower or any Subsidiary, in either case which cancellation, revocation, suspension or termination, (x) continues for a period greater than 60 days and (y) results in the suspension or termination of operations of the Borrower or any Subsidiary or in the failure of the Borrower or any Subsidiary to be eligible to participate in Medicare, Medicaid or third party payor programs or to accept assignments of rights to reimbursement under Medicaid Regulations, Medicare Regulations or guidelines established by a third party payor; or (z) results in the exclusion of Borrower, or any Subsidiary, or any Minority ASC Entities, or any of their respective officers, directors, members or managers from participation in any Federal or State healthcare program, provided that any such events described in this Section 8.1.12 shall result or reasonably be expected to, either singly or in the aggregate, in the termination, cancellation, revocation, suspension or material impairment of operations or rights to reimbursement which produce ten percent (10%) or more of the Borrower’s net revenues (determined in accordance with GAAP).

SECTION 8.1.13  Subordination Provisions of Convertible Notes.  (a) Any of the Obligations shall fail to be “Senior Debt” (or any comparable term) under and as defined in, the Convertible Note Documents; (b) any Indebtedness, other than the Obligations, shall constitute “Designated Senior Debt” (or any comparable term) under, and as defined in, the Convertible Note Documents; or (c) the subordination provisions of the Convertible Note Documents shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of such Convertible Notes.

SECTION 8.2  Action if Bankruptcy.  If any Event of Default described in clauses (a) through (e) of Section 8.1.9 shall occur, the Revolving Commitments (if not theretofore terminated) and the obligation of the Letter of Credit Issuer to issue Letters of Credit shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

SECTION 8.3  Action if Other Event of Default.  If any Event of Default (other than any Event of Default described in clauses (a) through (e) of Section 8.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Revolving Commitments (if not theretofore terminated) and/or the obligation of the Letter of Credit Issuer to issue Letters of Credit to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Revolving Commitments shall terminate.

SECTION 8.4  Letters of Credit.  In addition to the foregoing, following the occurrence and during the continuance of an Event of Default, so long as any Letter of Credit has not been fully drawn and has not been canceled or expired by its terms, upon demand by the Lenders, the Borrower shall deposit in an account (the “Letter of Credit Cash Collateral Account”) maintained with National City in the name of the Agent, for the benefit of itself and the Lenders, cash in an amount equal to the aggregate undrawn face amount of all outstanding Letters of Credit and all fees and other amounts due or which may become due with respect thereto.  The Borrower shall have no control over funds in the Letter of Credit Cash Collateral Account, which funds shall be invested by the Agent from time to time in its discretion in certificates of deposit of National City having a maturity not exceeding thirty days.  Such funds shall be promptly applied by the Agent to reimburse the Letter of Credit Issuer for drafts drawn from time to time under the Letters of Credit.  Such funds, if any, remaining in the Letter of Credit Cash Collateral Account following the payment of all Obligations in full or the earlier termination of all Events of Default shall, unless the Agent is otherwise directed by a court of competent jurisdiction, be promptly paid over to the Borrower.

ARTICLE IX

THE AGENT

SECTION 9.1  Actions.  Each Lender hereby appoints National City as its Agent under and for purposes of this Agreement, the Notes and each other Loan Document.  Each Lender authorizes the Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto.  Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agent, pro rata according to such Lender’s Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys’ fees, and as to which the Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent’s gross negligence or willful misconduct.  The Agent shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction.  If any indemnity in favor of the Agent shall be or become, in the Agent’s determination, inadequate, the Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

SECTION 9.2  Funding Reliance, etc.  Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m. (EST), on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If and to the extent that such Lender shall not have made such amount available to the Agent, such Lender and the Borrower severally, without duplication, agree to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Agent made such amount available to the Borrower to the date such amount is repaid to the Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

SECTION 9.3  Exculpation.  Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document.  Any such inquiry which may be made by the Agent shall not obligate it to make any further inquiry or to take any action.  The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agent believes to be genuine and to have been presented by a proper Person.

SECTION 9.4  Successor.  The Agent may resign as such at any time upon at least 30 days’ prior notice to the Borrower and all Lenders.  If the Agent at any time shall resign, the Required Lenders, with, so long as no Default or Event of Default exists and is continuing, the consent of the Borrower, may appoint another Lender as a successor Agent which shall thereupon become the Agent hereunder.  If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement.  After any retiring Agent’s resignation hereunder as the Agent, the provisions of

(i)                                     this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement; and

(ii)                                  Section 10.3 and Section 10.4 shall continue to inure to its benefit.

SECTION 9.5  Loans by National City.  National City shall have the same rights and powers with respect to (x) the Loans made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Agent.  National City and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of Borrower as if National City were not the Agent hereunder.

SECTION 9.6  Credit Decisions.  Each Lender acknowledges that it has, independently of the Agent and each other Lender, and based on such Lender’s review of the financial information of each Credit Party, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Revolving Commitment and Term Loan Commitment.  Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

SECTION 9.7  Copies, etc.  The Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Agent by any Credit Party pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by such Credit Party).  The Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Agent from any Credit Party for distribution to the Lenders by the Agent in accordance with the terms of this Agreement.

SECTION 9.8  Designation of Additional Agents.  No Lender identified in this Agreement as a “Syndication Agent” or “Documentation Agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender.

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.1  Waivers, Amendments, etc.  The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

(a)                                 modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

(b)                                 modify this Section 10.1, change the definition of “Required Lenders”, increase the Revolving Commitment Amount, Term Loan Commitment Amount or the Percentage of any Lender, reduce the rate of interest or any fees described in Article III, change the schedule of repayments of Loans provided for in Section 3.1.2 and 3.1.3, release any Guarantor from its obligations pursuant to the Guarantee and Collateral Agreement (except in connection with a Permitted Asset Disposition or as otherwise permitted hereby, in which such cases no consent of any Lender is required), release all or substantially all of the collateral security (except in connection with a Permitted Asset Disposition or as otherwise permitted hereby, in which such cases no consent of any Lender is required) or except as otherwise specifically provided in any Loan Document, permit any payment, prepayment, redemption, conversion to cash, defeasance or acquisition for value, refund, refinance or exchange of any Convertible Notes or Convertible Note Documents except as otherwise permitted by Section 7.2.6(f) hereof without the consent of each Lender, or extend the Revolving Commitment Termination Date or Maturity Date shall be made without the consent of each Lender;

(c)                                  extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan or any fee payable to a Lender (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the holder of that Note evidencing such Loan or Lender entitled to such fee;

(d)                                 affect adversely the interests, rights or obligations of the Agent qua the Agent shall be made without consent of the Agent; or

(e)                                  modify Section 2.8 or 8.4 shall be made without the consent of the Letter of Credit Issuer.

No failure or delay on the part of the Agent, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No notice to or demand on any Credit Party in any case shall entitle it to any notice or demand in similar or other circumstances.  No waiver or approval by the Agent, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions.  No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

If, in connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of a specific Lender, the consent of Required Lenders is obtained, but the consent of the specific Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained being referred to as a “Non Consenting Lender”), then, so long as Agent is not a Non Consenting Lender, at Borrowers request Agent, or a Person reasonably acceptable to Agent, shall have the right with Agent’s consent and in

Agent’s sole discretion (but shall have no obligation) to purchase from such Non Consenting Lenders, and such Non Consenting Lenders agree that they shall, upon Agent’s request, sell and assign to Agent or such Person, all of the Revolving Commitments of such Non Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

SECTION 10.2  Notices.  All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile transmission and addressed, delivered or transmitted to such party at its address, facsimile number transmission set forth below in Schedule 10.2 hereto or set forth in the Lender Assignment Agreement or at such other address, or facsimile transmission number as may be designated by such party in a notice to the other parties.  Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile transmission, shall be deemed given when transmitted, provided such notice is delivered or facsimile transmitted during regular business hours on a Business Day.

SECTION 10.3  Payment of Costs and Expenses.  The Borrower agrees to pay on demand all reasonable expenses of the Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Agent and of local counsel, if any, who may be retained by counsel to the Agent) in connection with:

(i)                                     the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated, and

(ii)                                  the filing, recording, refiling or rerecording of any Collateral Document and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of such Collateral Document, and

(iii)                               the preparation and review of the form of any document or instrument required by this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Agent and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, or the issuance of the Notes or any other Loan Documents.  The Borrower also agrees to reimburse the Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Agent or such Lender in connection with (x) the negotiation of any restructuring or “work-out”, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.  Notwithstanding anything contained herein to the contrary, the

Borrower shall not be responsible for any costs or expenses incurred by the Agent or any Lender in connection with the transactions contemplated by either of Section 10.11.1 or 10.11.2 hereof.

SECTION 10.4  Indemnification.  In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Revolving Commitments and Term Loan Commitments and the making of the Loans, the Borrower hereby indemnifies, exonerates and holds the Agent and each Lender and each of their respective officers, directors, employees and agents (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

(i)                                     any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

(ii)                                  the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Borrowing);

(iii)                               any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower of all or any portion of the stock or assets of any Person, whether or not the Agent or such Lender is party thereto;

(iv)                              any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by Borrower or any of its Subsidiaries of any Hazardous Material; or

(v)                                 the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party’s gross negligence or willful misconduct.  If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

SECTION 10.5  Survival.  The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6 and 10.3 and 10.4, and the obligations of the Lenders under Section 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Revolving Commitments.  The representations and warranties made by the

Borrower in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

SECTION 10.6  Severability.  Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 10.7  Headings.  The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

SECTION 10.8  Execution in Counterparts, Effectiveness, etc.  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement.  This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower and each Lender.

SECTION 10.9  Governing Law; Entire Agreement.  THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.  This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 10.10  Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

(i)                                     the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders; and

(ii)                                  the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

SECTION 10.11  Sale and Transfer of Loans and Note; Participations in Loans and Note.  Each Lender may assign, or sell participations in, its Loans and Revolving Commitment to one or more other Persons in accordance with this Section 10.11.

SECTION 10.11.1  Assignments.  Any Lender:

(i)                                     with the written consent of the Agent and, provided no Event of Default then shall exist or be continuing, the Borrower (which consent shall not be unreasonably delayed or withheld (it is agreed that it shall not be unreasonable for Borrower to withhold consent to institutions that have higher reserve costs or withholding taxes which would result in increased costs to the Borrower)) may at any time assign and delegate to one or more commercial banks or other financial institutions, and

(ii)                                  with notice to the Borrower and the Agent, but without the consent of the Borrower or the Agent, may assign and delegate to any of its Affiliates or to any other Lender,

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an “Assignee Lender”), all or any fraction of such Lender’s total Loans and Revolving Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender’s Loans and Revolving Commitment) in a minimum aggregate amount of $2,500,000 (or such lesser amount to the extent that after giving effect to such assignment such Lender’s total Loans and Revolving Commitment is reduced to zero); provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in the penultimate sentence of Section 4.6, and provided further, however, that, the Borrower and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until:

(i)                                     written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agent by such Lender and such Assignee Lender,

(ii)                                  such Assignee Lender shall have executed and delivered to the Borrower and the Agent a Lender Assignment Agreement, accepted by the Agent, and

(ii)                                  the processing fees described below shall have been paid.

From and after the date that the Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from such obligations hereunder and under the other Loan Documents.  Within five Business Days after its receipt of notice that the Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Agent (for delivery to the relevant Assignee Lender) a new Note evidencing such Assignee Lender’s assigned Loans and Revolving Commitment and, if the assignor Lender has retained Loans and a Revolving Commitment hereunder, a replacement Note in the principal amount of the Loans and Revolving Commitment retained by the assignor Lender hereunder (such Note to be in exchange for, but not in payment of, that Note then held by such assignor Lender).  Each such Note shall be dated the date of the predecessor Note.  The assignor Lender shall mark the predecessor Note “exchanged” and deliver it to the Borrower.  Accrued interest on that part of the predecessor Note evidenced by the new Note, and accrued fees, shall be paid as provided in the Lender Assignment Agreement.  Accrued interest on that part of the predecessor Note evidenced by the replacement Note shall be paid to the assignor Lender.  Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement.  Such assignor Lender or such Assignee Lender must also pay a processing fee to the Agent upon delivery of any Lender Assignment Agreement in the amount of $3,500.  Any attempted assignment and delegation not made in accordance with this Section 10.11.1 shall be null and void.

SECTION 10.11.2  Participations.  Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a “Participant”) participating interests in any of the Loans, its Revolving Commitment, or other interests of such Lender hereunder; provided, however, that:

(i)                                     no participation contemplated in this Section 10.11 shall relieve such Lender from its Revolving Commitment or its other obligations hereunder or under any other Loan Document,

(ii)                                  such Lender shall remain solely responsible for the performance of its Revolving Commitment and such other obligations,

(iii)                               the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and each of the other Loan Documents,

(iv)                              no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant’s consent, take any actions of the type described in clause (b) or (c) of Section 10.1, and

(v)                                 the Borrower shall not be required to pay any amount under Section 4.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4, shall be considered a Lender.

SECTION 10.12  Confidentiality.  The Lenders shall hold all non-public information (which has been identified as such by Borrower) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to any of their examiners, Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any bona fide transferee, participant or assignee or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided, however, that:

(i)                                     unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information;

(ii)                                  prior to any such disclosure pursuant to this Section 10.12, each Lender shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information to agree in writing:

(1)                                 to be bound by this Section 10.12; and

(2)                                 to require such Person to require any other Person to whom such Person discloses such non-public information to be similarly bound by this Section 10.12; and

(iii)                               except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by any Credit Party.

(iv)                              to the extent necessary to comply with HIPAA, the Lenders and Borrower and each of the other Credit Parties that is a "covered entity" under HIPAA shall execute a Business Associate Agreement pursuant to HIPAA attached hereto as Exhibit L, to protect the Borrower’s disclosure of individually identifiable health information to the Lenders.

SECTION 10.13  Other Transactions.  Nothing contained herein shall preclude the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

SECTION 10.14  Amendment and Restatement.

(a)                                 On the Closing Date, the Original Credit Agreement (as previously amended, restated or otherwise modified) shall be amended, restated and superseded in its entirety.  The parties hereto acknowledge and agree that (i) this Agreement, any Notes delivered pursuant hereto and the other Loan Documents executed and delivered in connection herewith do not constitute a novation, payment and reborrowing, or termination of the "Obligations" (as defined in the Original Credit Agreement (as previously amended, restated or otherwise modified) under the Original Credit Agreement (as previously amended, restated or otherwise modified) as in effect prior to the Closing Date; (ii) such "Obligations" are in all respects continuing with only the terms thereof being modified as provided in this Agreement; (iii) the Liens as granted under the Collateral Documents securing payment of such "Obligations" are in all respects continuing and in full force and effect and secure the payment of the Obligations (as defined in this Agreement) and are hereby fully ratified and affirmed; and (iv) upon the effectiveness of this Agreement all loans and letters of credit outstanding under the Original Credit Agreement (as previously amended, restated or otherwise modified) immediately before the effectiveness of this Agreement will be part of the Loans and Letters of Credit hereunder on the terms and conditions set forth in this Agreement.  Without limitation of the foregoing, Borrower hereby fully and unconditionally ratifies and affirms all Collateral Documents and agrees that all collateral granted thereunder shall from and after the Closing Date secure all Obligations hereunder.

(b)           Notwithstanding the modifications effected by this Agreement of the representations, warranties and covenants of the Credit Parties contained in the Original Credit Agreement (as previously amended, restated or otherwise modified), Borrower acknowledges and agrees that any causes of action or other rights created in favor of any Lender and its successors arising out of the representations and warranties of any Credit Party contained in or delivered (including representations and warranties delivered in connection with the making of the loans or other extensions of credit thereunder) in connection with the Original Credit Agreement (as previously amended, restated or otherwise modified) or any other Loan Document executed in connection therewith shall survive the execution and delivery of this Agreement, provided, further, that the Obligations under the other Loan Documents shall also continue in full force and effect including, without limitation, the Obligations of each Credit Party pursuant to the Collateral Documents. All indemnification obligations of each Credit Party pursuant to the Original Credit Agreement (as previously amended, restated or otherwise modified) (including any arising from a breach of the representations thereunder) shall survive the amendment and restatement of the Original Credit Agreement (as previously amended, restated or otherwise modified) pursuant to this Agreement.

(c)           On and after the Closing Date, (i) each reference in the Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or similar words referring to the Credit Agreement shall mean and be a reference to this Agreement and (ii) each reference in the Loan Documents to a “Note” shall mean and be a Note as defined in this Agreement.

SECTION 10.15  Forum Selection and Consent to Jurisdiction.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR ANY CREDIT PARTY SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN  DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION.  BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS.  THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH

LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH SUCH CREDIT PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

SECTION 10.16  Waiver of Jury Trial.  THE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER.  THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

SECTION 10.17  USA Patriot Act Notice.

Each of the Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)) (the “Patriot Act”), each of the Agent and each Lender is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the Patriot Act.

*    *    *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

NOVAMED, INC.

By	/s/ Scott T. Macomber
Title: EVP and CFO

NATIONAL CITY BANK,
Individually as a Lender, as Letter of Credit
Issuer and as Agent

By	/s/ James Kershner
Title: Vice President

BANK OF AMERICA, N.A., Individually as a
Lender

By	/s/ Sophia Taylor
Title: Senior Vice President

TD BANKNORTH, Individually as a
Lender

By	/s/ Linda Fournier
Title: CLO

SIEMENS FINANCIAL SERVICES, INC., Individually as a Lender

By	/s/ Carol Walters
Title: Vice President — Documentation

FIRSTMERIT BANK, N.A., Individually as a Lender

By	/s/ Robert G. Morlan
Title: Senior Vice President

SCHEDULE 1	—	Agreed EBITDA Formula
SCHEDULE 6.3	—	Approvals
SCHEDULE 6.8	—	Subsidiaries
SCHEDULE 6.10	—	Tax Matters
SCHEDULE 6.17	—	Existing Indebtedness
SCHEDULE 6.22	—	Insurance
SCHEDULE 6.21	—	Licensing and Accreditation
SCHEDULE 6.28	—	Capitalization
SCHEDULE 7.1.4	—	Insurance
SCHEDULE 7.2.3	—	Existing Liens
SCHEDULE 7.2.5(a)	—	Existing Investments
SCHEDULE 7.2.5(b)	—	Deposit Accounts
SCHEDULE 7.2.8	—	Subsidiaries to be Dissolved
SCHEDULE 10.1	—	Commitment Percentages
SCHEDULE 10.2	—	Notice Information

EXHIBIT A		Form of Note
EXHIBIT B	Form of Borrowing Request
EXHIBIT C	Form of Continuation/Conversion Notice
EXHIBIT D	Form of Lender Assignment Agreement
EXHIBIT E	Form of Opinion of Counsel to the Borrower
EXHIBIT F	Permitted Asset Dispositions

SCHEDULE 1

AGREED EBITDA FORMULA

“EBITDA” shall be defined as an amount equal to Combined EBITDA as of the date of determination for the twelve-month period preceding the date of determination.

“Combined EBITDA” shall mean for any applicable computation period, (A) EBITDA (as defined in the Agreement before giving effect to any computations pursuant to this Schedule 1), plus (B) Acquired EBITDA for each ASC Facility, less (C) Disposed EBITDA for each ASC Facility.

“Acquired EBITDA” shall mean with respect to each ASC Facility acquired pursuant to a Permitted Acquisition, the twelve-month pro forma EBITDA of such ASC Facility, broken down in increments of monthly pro forma EBITDA over such twelve-month period (“Monthly Pro Forma EBITDA”), as agreed upon by Borrower and Agent; provided, however, that to the extent Borrower’s EBITDA (as defined in the Agreement before giving effect to any computations pursuant to this Schedule 1) for any applicable computation period includes actual results from such ASC Facility, the Acquired EBITDA of such ASC Facility shall be reduced by the Monthly Pro Forma EBITDA for the number of months for which such actual results are included in Borrower’s EBITDA.  As an example only, after three months following a Permitted Acquisition, an ASC Facility has produced three months of actual results that are included in Borrower’s EBITDA.  These three months of actual monthly EBITDA replace the Monthly Pro Forma EBITDA that comprised the first three months of the twelve-month pro forma amount that was agreed upon by Borrower and Agent as Acquired EBITDA, and would result in “Acquired EBITDA” being equal to the sum of Monthly Pro Forma EBITDA amounts for each of the nine remaining months.

“Disposed EBITDA” shall mean with respect to each ASC Facility that is the subject of a Permitted Equity Ownership Sale, the amount of EBITDA contributed to Borrower by such ASC Facility during the most recently available twelve-month period preceding the effective date of such sale that will no longer be available to Borrower as a result of such sale, as measured on a pro forma basis, broken down in increments of Monthly Pro Forma EBITDA over such twelve-month period, as agreed upon by Borrower and Agent; provided, however, that to the extent Borrower’s EBITDA (as defined in the Agreement before giving effect to any computations pursuant to this Schedule 1) for any applicable computation period includes the ASC Facility’s actual results for a period following the closing of the Permitted Equity Ownership Sale, the Disposed EBITDA of such ASC Facility shall be adjusted by the Monthly Pro Forma EBITDA for the number of months for which such actual results are included in Borrower’s EBITDA.

Upon an ASC Facility contributing actual results that are reflected in Borrower’s EBITDA (as defined in the Agreement before giving effect to any computations pursuant to this Schedule 1) for a twelve-month period following either a Permitted Acquisition or Permitted Equity Ownership Sale, as applicable, then this Schedule 1 shall no longer apply to such ASC Facility.

AGREED AND ACCEPTED

THIS day of , :

NATIONAL CITY BANK,
as Agent

By:

Title:

SCHEDULE 6.3

Approvals

None.

SCHEDULE 6.8

Subsidiaries

Wholly Owned Subsidiaries

1.               NovaMed Management Services, LLC, a Delaware limited liability company

2.               NovaMed Management of Kansas City, Inc., a Missouri corporation

3.               Blue Ridge NovaMed, Inc., a Missouri corporation

4.               NovaMed of Louisville, Inc., a Kentucky corporation

5.               Midwest Uncuts, Inc., an Iowa corporation

6.               NovaMed Eyecare Research, Inc., a Delaware corporation

7.               NovaMed Eye Surgery and Laser Center of St. Joseph, Inc., a Missouri corporation

8.               NMGK, Inc., an Illinois corporation

9.               NMLO, Inc., a Kansas corporation

10.         NovaMed Eye Surgery Center of Cincinnati, LLC, a Delaware limited liability company

11.         Patient Education Concepts, Inc., a Delaware corporation

12.         NMI, Inc., a Georgia corporation

13.         NovaMed Acquisition Company, Inc., a Delaware corporation

14.         NovaMed of Texas, Inc., a Delaware corporation

15.         NovaMed Alliance, Inc., a Delaware corporation

16.         NovaMed of Wisconsin, Inc., a Delaware corporation

17.         NovaMed of Dallas, Inc., a Delaware corporation

18.         NovaMed of San Antonio, Inc., a Delaware corporation

19.         NovaMed of Laredo, Inc., a Delaware corporation

20.         NovaMed Eye Surgery Center (Plaza), LLC, a Delaware limited liability company

21.         NovaMed Surgery Center of Laredo, LP, a Delaware limited partnership

22.         MDnetSolutions, Inc., a Delaware corporation

23.         NovaMed of Lebanon, Inc., a Delaware corporation

24.         NovaMed of Bethlehem, Inc., a Delaware corporation

Wholly Owned Subsidiaries that are ASC Subsidiaries

25.         NovaMed Eye Surgery Center of North County, LLC, a Delaware limited liability company

Non-Wholly Owned Subsidiaries that are ASC Subsidiaries

26.         NovaMed Eye Surgery Center of Overland Park, L.L.C., a Delaware limited liability company

27.         NovaMed Eye Surgery Center of Maryville, L.L.C., a Delaware limited liability company

28.         NovaMed Surgery Center of Richmond, LLC, a Delaware limited liability company

29.         NovaMed Surgery Center of River Forest, LLC, a Delaware limited liability company

30.         NovaMed Surgery Center of Colorado Springs, LLC, a Delaware limited liability company

31.         NovaMed Surgery Center of Tyler, L.P., a Delaware limited partnership

32.         NovaMed Surgery Center of Merrillville, LLC, a Delaware limited liability company

33.         NovaMed Surgery Center of Chicago — Northshore, LLC, a Delaware limited liability company

34.         Blue Ridge Surgical Center, LLC, a Delaware limited liability company

35.         NovaMed Eye Surgery Center of New Albany, L.L.C., a Delaware limited liability company

36.         NovaMed Surgery Center of Chattanooga, LLC, a Delaware limited liability company

37.         NovaMed Surgery Center of Bedford, LLC, a Delaware limited liability company

38.         NovaMed Surgery Center of Nashua, LLC, a Delaware limited liability company

39.         NovaMed Surgery Center of Orlando, LLC, a Delaware limited liability company

40.         NovaMed Surgery Center of Oak Lawn, LLC, a Delaware limited liability company

41.         NovaMed Surgery Center of Palm Beach, LLC, a Delaware limited liability company

42.         NovaMed Surgery Center of Madison, LP, a Wisconsin limited partnership

43.         The Cataract Specialty Surgical Center, LLC, a Michigan limited liability company

44.         NovaMed Surgery Center of Denver, LLC, a Delaware limited liability company

45.         NovaMed Surgery Center of Whittier, LLC, a Delaware limited liability company

46.         Surgery Center of Fremont, LLC, a Delaware limited liability company

47.         NovaMed Surgery Center of Dallas, LP, a Delaware limited partnership

48.         NovaMed Surgery Center of San Antonio, LP, a Delaware limited partnership

49.         NovaMed Surgery Center of Jonesboro, LLC, a Delaware limited liability company

50.         NovaMed Pain Management Center of New Albany, LLC, a Delaware limited liability company

51.         NovaMed Surgery Center of Sandusky, LLC, a Delaware limited liability company

52.         Laser and Outpatient Surgery Center, LLC, a Delaware limited liability company

53.         NovaMed Surgery Center of Cleveland, LLC, a Delaware limited liability company

54.         NovaMed Surgery Center of Warrensburg, LLC, a Delaware limited liability company

55.         NovaMed Surgery Center of Sebring, LLC, a Delaware limited liability company

56.         NovaMed Surgery Center of St. Peters, LLC, a Delaware limited liability company

57.         Surgery Center of Kalamazoo, LLC, a Michigan limited liability company

58.         NovaMed Surgery Center of Baton Rouge, LLC, a Delaware limited liability company

59.         The Center for Specialized Surgery, L.P., a Pennsylvania limited partnership

60.         Surgery Center of Lebanon, L.P., a Pennsylvania limited partnership

Other (informational purposes only):

61.         NovaMed Surgery Center of Fort Lauderdale, LLC, a Delaware limited liability company (a Wholly Owned Subsidiary exercised its option to sell its 25% interest in this entity and believes it effectuated the sale of this minority interest to the physician partner effective as of July 31, 2009.  The physician-partner has disputed the validity of the exercise)

62.         Nexus Vision Group, LLC, a Mississippi limited liability company (NovaMed Alliance, Inc. owns a 12.5% interest)

SCHEDULE 6.10

Tax Matters

None

SCHEDULE 6.17

Existing Indebtedness

As of July 31, 2009

(in 000s)

Credit Agreement Borrowings		$47,000
Subordinated Convertible Notes		75,000
Notes Payable		11,097
Capital Leases		1,053

Total Indebtedness		134,150

Letters of Credit:

Luxottica		630
Marchon		203

Sub-Total - Letters of Credit		833

Total Indebtedness and Letters of Credit		$134,983

Part A.	See Part B.

Part B.	See attached Schedule.

Part C.	Subordinated Convertible Notes	$75,000

Schedule 6.17 — Part B

Lender	Debtor	Loan Type	Current Principal Balance As of 06/30/09
Alcon Laboratories, Inc	NovaMed Eyecare, Inc	Capital Lease	$8,158
AMO	NovaMed Surgery Center of Palm Beach, LLC	Capital Lease	$22,550
Alcon Laboratories, Inc	NovaMed Surgery Center of Merrillville, LLC	Capital Lease	$2,316
GE Healthcare	NovaMed Surgery Center of St Peters, LLC	Capital Lease	$20,413
Americorp Financial	NovaMed Surgery Center of Warrensburg, LLC	Capital Lease	$84,871
Olympus	NovaMed Surgery Center of Whittier, LLC	Capital Lease	$261,514
Olympus	NovaMed Surgery Center of Cleveland, LLC	Capital Lease	$184,239
Bank of America	NovaMed, Inc	Capital Lease	$493,322
National City	NovaMed Surgery Center of Orlando, LLC	Note	$3,064,286
TDBanknorth	The Center for Specialized Surgery, LP	Note	$2,495,610
Bank of America	Surgery Center of Kalamazoo, LLC	Note	$1,094,197
Lebanon Valley Bank	Surgery Center of Lebanon, LP	Note	$1,806,387
Alcon Laboratories, Inc	NovaMed Surgery Center of Madison, LP	Note	$95,619
American National Bank of Fremont	Surgery Center of Fremont, LLC	Note	$25,581
Your Community Bank	NovaMed Eye Surgery Center of New Albany, LLC	Note	$86,741
National City	NovaMed Eye Surgery Center of New Albany, LLC	Note	$2,545,817
NovaMed, Inc.	NovaMed Surgery Center of Denver, LLC	Note	$74,232
NovaMed, Inc.	Blue Ridge Surgical Center, LLC	Note	$60,452
NovaMed, Inc.	NovaMed Eye Surgery Center of Overland Park, LLC	Note	$67,038
Ansar Kahn	Surgery Center of Fremont, LLC	Note	$130,000

SCHEDULE 6.21

Licensing and Accreditation

The real property lease for the premises used by NovaMed Surgery Center of Chattanooga, LLC (the “Chattanooga LLC”) expires on December 31, 2009.  The Chattanooga LLC was unable to negotiate a favorable extension to this lease and has entered into a sublease at a different location.  As part of this contemplated relocation, the Chattanooga LLC has filed a certificate of need (“CON”) application with the Tennessee Health Services and Development Agency.  The CON application will be reviewed by the Agency at a public hearing on September 23, 2009.

SCHEDULE 6.22

Insurance

Borrower and its Subsidiaries self-insure their health benefit plan.  Borrower has a stop loss policy through Aetna that for 2009 provides coverage for medical and drug claims paid by Borrower in excess of the following amount:  the number of eligible employees per month, multiplied by $683, multiplied by 12 months.  The maximum stop loss payment that Aetna is obligated to pay is $1,000,000.  Claims paid over that amount remain the responsibility of Borrower.

SCHEDULE 6.28

Capitalization

I.                                        Authorized Equity Securities

Credit Party		Authorized Equity Securities*
1.	NovaMed, Inc.	81,761,465 shares of common stock, $0.01 par value 1,912,000 shares of Series E Junior Participating Preferred, $0.01 par value
2.	Blue Ridge NovaMed, Inc.	550 Class A common shares, $10 par value, and 550 Class B common shares, $10 par value
3.	MDnetSolutions, Inc.	1,000 shares, $.01 par value
4.	Midwest Uncuts, Inc.	100,000 shares, no par value
5.	NMGK, Inc.	10,000 shares, $1.00 par value
6.	NMI, Inc.	100,000 shares, $1.00 par value
7.	NMLO, Inc	100,000 shares, $1.00 par value
8.	NovaMed Acquisition Company, Inc.	10,000 shares, $.01 par value
9.	NovaMed Alliance, Inc.	1,000 shares, $.01 par value
10.	NovaMed Eye Surgery and Laser Center of St. Joseph, Inc.	30,000 shares, $1.00 par value
11.	NovaMed Eye Surgery Center (Plaza), L.L.C.	N/A
12.	NovaMed Eye Surgery Center of Cincinnati, L.L.C.	N/A
13	NovaMed Eye Surgery Center of North County, LLC	N/A
14.	NovaMed Eyecare Research, Inc.	10,000 shares, $.01 par value
15.	NovaMed Management of Kansas City, Inc.	30,000 shares, $1.00 par value
16.	NovaMed Management Services, LLC	N/A
17.	NovaMed of Bethlehem, Inc.	1,000 shares, $.01 par value
18.	NovaMed of Dallas, Inc.	10,000 shares, $.01 par value

Credit Party		Authorized Equity Securities*
19.	NovaMed of Laredo, Inc.	100 shares, $.01 par value
20.	NovaMed of Lebanon, Inc.	1,000 shares, $.01 par value
21.	NovaMed of Louisville, Inc.	1,000 shares, no par value
22.	NovaMed of San Antonio, Inc.	10,000 shares, $.01 par value
23.	NovaMed of Texas, Inc.	1,000 shares, $.01 par value
24.	NovaMed of Wisconsin, Inc.	10,000 shares, $.001 par value
25.	Patient Education Concepts, Inc.	10,000 shares, $.01 par value
26.	NovaMed Surgery Center of Laredo, LP	N/A

* All common stock unless otherwise noted; limited liability companies not included.

II.                                   Rights, Options, Warrants, etc.

1.                                      Convertible Note Documents including the Call Options and Warrants

2.                                      All options and stock awards granted or awarded under Borrower’s stock incentive plans and stock purchase plan

3.                                      Borrower’s Shareholder Rights Plan

SCHEDULE 7.1.4

Insurance

NovaMed, Inc.

Schedule of Policies

Schedule 7.1.4

Policy Type	Insured Entities	Company	Policy Number	Eff. Date	Exp. Date	Limits	Deductible	Premium
Prof/Gen Liab.	[***]	Darwin Select Insurance Company	[***]	05/01/09	05/01/10	[***]	[***]	[***]
Prof Liability	[***]	Medical Assurance	[***]	05/21/09	05/21/10	[***]	[***]	[***]
Commercial Property	[***]	OneBeacon America Insurance Company	[***]	12/01/08	12/01/09	[***]	[***]	[***]
Commercial Auto	[***]	OneBeacon America Insurance Company	[***]	12/01/08	12/01/09	[***]	[***]	[***]
Earthquake	[***]	Essex Ins. Co.	[***]	12/01/08	12/01/09	[***]	[***]	[***]
EPLI	[***]	Federal Ins. Co.	[***]	12/01/08	12/01/09	[***]	[***]	[***]
Fiduciary Liab.	[***]	Federal Ins. Co.	[***]	12/01/08	12/01/09	[***]	[***]	[***]
Crime Cov.	[***]	National Union Fire Insurance Company of Pittsburgh	[***]	12/01/08	12/01/09	[***]	[***]	[***]
Workers Comp	[***]	Liberty Mutual	[***]	12/01/08	12/01/09	[***]	[***]	[***]

[***]   INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SEC PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Workers Comp	[***]	Liberty Mutual	[***]	12/01/08	12/01/09	[***]	[***]	[***]
Workers Comp	[***]	Liberty Mutual	[***]	12/01/08	12/01/09	[***]	[***]	[***]
Workers Comp	[***]	Ohio Bureau of Workers Compensation	[***]	Perpetual		[***]	[***]	[***]
Umbrella	[***]	Darwin Select Insurance Company	[***]	05/01/09	05/01/10	[***]	[***]	[***]
Flood	[***]	Hartford Flood	[***]	02/11/09	02/11/10	[***]	[***]	[***]
Flood	[***]	Hartford Flood	[***]	02/03/09	02/03/10	[***]	[***]	[***]
Workers Comp	[***]	Hartford U/W Ins	[***]	10/01/08	10/01/09	[***]	[***]	[***]
D&O Liability	[***]	Allied World National	[***]	07/28/09	07/28/10	[***]	[***]	[***]
Medical Professional	[***]	MedPro	[***]	11/01/08	11/01/09	[***]	[***]	[***]
Medical Professional	[***]	MedPro	[***]	11/01/08	11/01/09	[***]	[***]	[***]
Medical Professional	[***]	MedPro	[***]	11/01/08	11/01/09	[***]	[***]	[***]
Medical Professional	[***]	MedPro	[***]	11/01/08	11/01/09	[***]	[***]	[***]
Medical Professional	[***]	MedPro	[***]	11/01/08	11/1/2009	[***]	[***]	[***]
Medical Professional	[***]	Zurich - Maryland Casualty	[***]	8/1/2009	8/1/2010	[***]	[***]	[***]
Medical Professional	[***]	Zurich - Maryland Casualty	[***]	7/3/2009	7/3/2010	[***]	[***]	[***]
Medical Professional	[***]	Zurich - Maryland Casualty	[***]	5/1/2009	5/1/2010	[***]	[***]	[***]
Prof Liability	[***]	American Casualty Co. of Reading, PA (NSO Administered	[***]	5/1/2009	5/1/2010	[***]	[***]	[***]

[***]   INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SEC PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Prof Liability	[***]	American Casualty Co. of Reading, PA (HPSO Administered	[***]	9/15/2009	9/15/2010	[***]	[***]	[***]
Prof Liability	[***]	American Casualty Co. of Reading, PA (NSO Administered)	[***]	7/1/2009	7/1/2010	[***]	[***]	[***]
Prof Liability	[***]	American Casualty Co. of Reading, PA (NSO Administered)	[***]	2/19/2009	2/19/2010	[***]	[***]	[***]
Prof Liability	[***]	American Casualty Co. of Reading, PA (HPSO Administered)	[***]	11/30/2008	11/30/2009	[***]	[***]	[***]
Prof Liability	[***]	American Casualty Co. of Reading, PA (HPSO Administered)	[***]	5/1/2009	5/1/2010	[***]	[***]	[***]
Prof Liability	[***]	American Casualty Co. of Reading, PA (NSO Administered)	[***]	5/1/2009	5/1/2010	[***]	[***]	[***]
Prof Liability	[***]	American Casualty Co. of Reading, PA (NSO Administered)	[***]	5/1/2009	5/1/2010	[***]	[***]	[***]
Prof Liability	[***]	American Casualty Co. of Reading, PA (NSO Administered)	[***]	5/1/2009	5/1/2010	[***]	[***]	[***]
Prof Liability	[***]	American Casualty Co. of Reading, PA (HPSO Administered)	[***]	9/1/2008	9/1/2009	[***]	[***]	[***]
Prof Liability	[***]	American Casualty Co. of Reading, PA (HPSO Administered)	[***]	9/1/2008	9/1/2009	[***]	[***]	[***]

[***]   INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SEC PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Prof Liability	[***]	American Casualty Co. of Reading, PA (HPSO Administered)	[***]	11/1/2008	11/1/2009	[***]	[***]	[***]
Prof Liability	[***]	American Casualty Co. of Reading, PA (NSO Administered)	[***]	7/1/2009	7/1/2010	[***]	[***]	[***]
Key Man Life Insurance	[***]	West Coast Life Insurance Company	[***]	12/13/2004	12/13/2014	[***]	[***]	[***]
Key Man Life Insurance	[***]	The Hartford	[***]	5/19/2009	5/19/2019	[***]	[***]	[***]
Key Man Disability Policy	[***]	Petersen International Underwriters (Lloyd’s)	[***]	6/12/2009	6/12/2012	[***]	[***]	[***]
Key Man Life Insurance	[***]	Banner Life	[***]	11/14/2006	11/14/2016	[***]	[***]	[***]
Key Man Life Insurance	[***]	The Hartford	[***]	10/28/2006	10/28/2016	[***]	[***]	[***]

[***]   INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SEC PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 7.2.3

Existing Liens

Lender	Debtor	Loan Type	Location	Collateral	Current Principal Balance As of 06/30/09
Alcon Laboratories, Inc	NovaMed, Inc	Capital Lease	Chattanooga, TN	Infiniti Phaco System	$8,158
AMO	NovaMed Surgery Center of Palm Beach, LLC	Capital Lease	Lake Worth, FL	2 Sovereign Compacts	$22,550
Alcon Laboratories, Inc	NovaMed Surgery Center of Merrillville, LLC	Capital Lease	Merrillville, IN	Sovereign Phaco Upgrade	$2,316
GE Healthcare	NovaMed Surgery Center of St Peters, LLC	Capital Lease	St. Peters, MO	C-Arm	$20,413
Americorp Financial	NovaMed Surgery Center of Warrensburg, LLC	Capital Lease	Warrensburg, MO	2 WhiteStar Phacos	$84,871
Olympus	NovaMed Surgery Center of Whittier, LLC	Capital Lease	Whittier, CA	11 GI Endoscopes	$261,514
Olympus	NovaMed Surgery Center of Cleveland, LLC	Capital Lease	Cleveland, TN	8 GI Endoscopes	$184,239
Bank of America	NovaMed, Inc	Capital Lease	Midwest Lab Iowa	Satisloh Coating System	$493,322
National City	NovaMed Surgery Center of Orlando, LLC	Note	Orlando, FL	substantially all assets	$3,064,286
TDBanknorth	The Center for Specialized Surgery, LP	Note	Bethlehem, PA	substantially all assets	$2,495,610
Bank of America	Surgery Center of Kalamazoo, LLC	Note	Kalamazoo, MI	substantially all assets	$1,094,197
Lebanon Valley Bank	Surgery Center of Lebanon, LP	Note	Lebanon, PA	substantially all assets	$1,806,387
Alcon Laboratories, Inc	NovaMed Surgery Center of Madison, LP	Note	Madison, WI	2 Infiniti Phacos	$95,619
American National Bank of Fremont	Surgery Center of Fremont, LLC	Note	Fremont, NE	1 Primus Steam Sterilizer	$25,581
Your Community Bank	NovaMed Eye Surgery Center of New Albany, LLC	Note	New Albany, IN	2 Infiniti Phacos	$86,741
National City	NovaMed Eye Surgery Center of New Albany, LLC	Note	New Albany, IN	substantially all assets	$2,545,817

SCHEDULE 7.2.5(a)

Existing Investments

Name	Credit Party	Loan Date	Original Principal Balance
Dr. Laurent Cowling	NovaMed, Inc.	12/22/98	$18,000
American Eye Institute, P.C.	NovaMed, Inc.	04/01/00	$1,190,541
NovaMed Surgery Center of Denver, LLC	NovaMed, Inc.	07/01/06	$185,581
NovaMed Eye Surgery Center of Overland Park, LLC	NovaMed, Inc.	02/19/08	$100,557
Blue Ridge Surgical Center, LLC	NovaMed, Inc.	02/20/08	$108,814

SCHEDULE 7.2.5(b)

Deposit Accounts not subject to Lien

National City Bank depository accounts:

NovaMed Eye Surgery Center of New Albany, L.L.C. — Acct # 978815731

The Cataract Specialty Surgical Center, LLC — Acct # 981049425

NovaMed Surgery Center of Cleveland, LLC — Acct # 985107530

NovaMed Surgery Center of Warrensburg, LLC — Acct # 985219022

Bank of America depository accounts:

NovaMed Eye Surgery Center of Overland Park, LLC — Acct # 34748-29018

NovaMed Surgery Center of Dallas, L.P. — Acct # 34906-69278

NovaMed Surgery Center of River Forest, LLC — Acct # 34748-29034

SCHEDULE 7.2.8

Subsidiaries to be Dissolved

The Borrower may elect to dissolve or merge into other Subsidiaries the following:

1.               Blue Ridge NovaMed, Inc., a Missouri corporation

2.               NovaMed of Louisville, Inc., a Kentucky corporation

3.               NovaMed Eyecare Research, Inc., a Delaware corporation

4.               NovaMed Eye Surgery and Laser Center of St. Joseph, Inc., a Missouri corporation

5.               NMGK, Inc., an Illinois corporation

6.               NMLO, Inc., a Kansas corporation

7.               NovaMed Eye Surgery Center of Cincinnati, LLC, a Delaware limited liability company

8.               NMI, Inc., a Georgia corporation

9.               NovaMed Surgery Center (Plaza), LLC, a Delaware limited liability company

10.         NovaMed of Laredo, Inc., a Delaware corporation

11.         NovaMed Surgery Center of Laredo, LP, a Delaware limited partnership

Schedule 10.1

COMMITMENT PERCENTAGES

Lender	Revolving Commitment	Percentage of aggregate Revolving Commitment Amount	Term Loan Commitment	Percentage of aggregate Term Loan Commitment Amount
National City Bank	$11,875,000	23.75%	$7,125,000	23.75%
Bank of America, N.A.	$11,562,500	23.125%	$6,937,500	23.125%
TD Banknorth	$10,937,500	21.875%	$6,562,500	21.875%
Siemens Financial Services, Inc.	$9,375,000	18.75%	$5,625,000	18.75%
FirstMerit Bank, N.A.	$6,250,000	12.50%	$3,750,000	12.50%
Total	$50,000,000	100%	$30,000,000	100%

EXHIBIT A

Schedule 10.2

NOTICE INFORMATION

The following is the notice information for Borrower and its Subsidiaries:

Until December 18, 2009:

NovaMed, Inc.
980 North Michigan Avenue, Suite 1620
Chicago, Illinois 60611
Attention:	Scott T. Macomber
John W. Lawrence, Jr.
Telephone:	(312) 664-4100
Facsimile:	(312) 664-4250

After December 18, 2009:

NovaMed, Inc.
333 West Wacker Drive, Suite 1010
Chicago, Illinois 60606
Attention:	Scott T. Macomber
John W. Lawrence, Jr.
Telephone:	(312) 664-4100
Facsimile:	(312) 664-4250

In either event with a copy to:

DLA Piper LLP (US)
203 North LaSalle Street, Suite 1900
Chicago, Illinois 60601
Attention:	Steven V. Napolitano, Esq.
Telephone:	(312) 368-4000
Facsimile:	(312) 236-7516

The following is the notice information for Agent:

National City Bank
One North Franklin, 20th Floor
Chicago, IL 60606
Attention:	James Kershner – NovaMed Account Manager
Telephone:	(312) 384-4652
Facsimile:	(312) 384-4666

with a copy to:

Winston & Strawn LLP
35 West Wacker Drive
Chicago, IL 60601
Attention:	Matthew O’Meara
Telephone:	(312) 558-7504
Facsimile:	(212) 558-5700

The following is the notice information for Bank of America, N.A.:

Bank of America, N.A.
135 S. LaSalle Street, IL4-135-05-15
Chicago, IL 60603
Attention:	Sophia E. Taylor
Telephone:	(312) 992-3771
Facsimile:	(312) 453-4864

The following is the notice information for TD Banknorth:

TD Banknorth
1441 Main Street
Springfield, MA 01103
Attention:	Linda Fournier
Telephone:	(413) 748-8027
Facsimile:	(413) 748-8037

The following is the notice information for Siemens Financial Services, Inc.:

Siemens Financial Services, Inc
170 Wood Ave South
Iselin, NJ, 08830
Attention:	Ernest Errigo
Telephone:	(732) 476-3427
Facsimile:	(732) 476-3411

The following is the notice information for First Merit Bank, N.A.:

FirstMerit Bank, N.A.
106 South Main Street
Akron, Ohio 44308
Attention:	Robert G. Morlan
Telephone:	(330) 996-6420
Facsimile:	(330) 996-6394

REVOLVING NOTE

$	August 31, 2009

FOR VALUE RECEIVED, the undersigned, NOVAMED, INC., a Delaware corporation (the “Borrower”), promises to pay to the order of                                  (the “Lender”) at the principal office of National City Bank in Chicago, Illinois, the aggregate principal amount of all Revolving Loans made to Borrower by Lender pursuant to that certain Seventh Amended and Restated Credit Agreement, dated as of August 31, 2009 among the Borrower, National City Bank, as Agent, and the various commercial lending institutions (including the Lender) as are, or may from time to time become, parties thereto (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”), such principal amount to be payable on the dates set forth in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such Revolving Loan is paid in full, payable at the rates per annum and on the dates specified in the Credit Agreement.

Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Agent pursuant to the Credit Agreement.

This Revolving Note is one of the Notes referred to in the Credit Agreement and evidences Indebtedness incurred under the Credit Agreement, to which reference is made for a description of the security for this Revolving Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Revolving Note and on which such Indebtedness may be declared to be immediately due and payable.  Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

THIS REVOLVING NOTE HAS BEEN DELIVERED IN CHICAGO, ILLINOIS AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

NOVAMED, INC.

By:
Name:
Title:

TERM NOTE

$	August 31, 2009

FOR VALUE RECEIVED, the undersigned, NOVAMED, INC., a Delaware corporation (the “Borrower”), promises to pay to the order of                                  (the “Lender”) at the principal office of National City Bank in Chicago, Illinois, the aggregate principal amount of the Term Loan made to Borrower by Lender pursuant to that certain Seventh Amended and Restated Credit Agreement, dated as of August 31, 2009 among the Borrower, National City Bank, as Agent, and the various commercial lending institutions (including the Lender) as are, or may from time to time become, parties thereto (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”), such principal amount to be payable on the dates set forth in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount of the Term Loan from the date of such Term Loan until such Term Loan is paid in full, payable at the rates per annum and on the dates specified in the Credit Agreement.

Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Agent pursuant to the Credit Agreement.

This Term Note is one of the Notes referred to in the Credit Agreement and evidences Indebtedness incurred under the Credit Agreement, to which reference is made for a description of the security for this Term Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Term Note and on which such Indebtedness may be declared to be immediately due and payable.  Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

THIS TERM NOTE HAS BEEN DELIVERED IN CHICAGO, ILLINOIS AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

NOVAMED, INC.

By:
Name:
Title:

EXHIBIT B

BORROWING REQUEST

National City Bank,

as Agent

[address]

Attention:

Gentlemen and Ladies:

This Borrowing Request is delivered to you pursuant to Section 2.4 of the Seventh Amended and Restated Credit Agreement, dated as of August 31, 2009 (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”), among NovaMed, Inc. (the “Borrower”), certain commercial lending institutions and National City Bank, as agent  (the “Agent”).  Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

The Borrower hereby requests that a Revolving Loan be made in the aggregate principal amount of $                     on                     , 20         as a [LIBO Rate Loan having an Interest Period of                months] [Base Rate Loan].

The Borrower hereby acknowledges that, pursuant to Section 5.2.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Revolving Loans requested hereby constitute a representation and warranty by the Borrower that, on the date of such Revolving Loans, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in Section 5.2.1 are true and correct in all material respects.

The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent.  Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

Amount to be Transferred	Person to be Paid Name and Account No.	Name, Address, etc. of Transferee Lender
$	Name: Account No.:	Name: Address: Telephone: Fax:

Balance of	The Borrower
such proceeds
Attention:

The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this        day of                       , 20      .

NOVAMED, INC.

By
Title:

EXHIBIT C

CONTINUATION/CONVERSION NOTICE

National City Bank,

as Agent

[address]

Attention:

Gentlemen and Ladies:

This Continuation/Conversion Notice is delivered to you pursuant to Section 2.5 of the Seventh Amended and Restated Credit Agreement, dated as of August 31, 2009 (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”), among NovaMed, Inc. (the “Borrower”), certain commercial lending institutions and National City Bank, as agent  (the “Agent”).  Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

The Borrower hereby requests that on                         , 20      ,

(1)           $                       of the presently outstanding principal amount of the [Term Loans/Revolving Loans] originally made on                     , 20       [and $                     of the presently outstanding principal amount of the  [Term Loans/Revolving Loans] originally made on                     , 20      ],

(2)           and all presently being maintained as (1)[Base Rate Loans] [LIBO Rate Loans],

(3)           be [converted into] [continued as],

(4)           [LIBO Rate Loans having an Interest Period of              months] [Base Rate Loans].

The Borrower hereby:

(a)           certifies and warrants that no Event of Default exists and is continuing; and

*                 Select appropriate interest rate option.

(b)           agrees that if prior to the time of such continuation or conversion any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent.

Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

The Borrower has caused this Continuation/Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Officer this        day of                   , 20      .

NOVAMED, INC.

By
Title:

EXHIBIT D

LENDER ASSIGNMENT AGREEMENT

To:          NovaMed, Inc.

To:          National City Bank,

as the Agent

Gentlemen and Ladies:

We refer to Section 10.11.1 of the Seventh Amended and Restated Credit Agreement, dated as of  August 31, 2009 (as the same may be amended, restated or otherwise modified from time to time thereafter made thereto, the “Credit Agreement”), among NovaMed, Inc. (the “Borrower”), the various financial institutions (the “Lenders”) as are, or shall from time to time become, parties thereto, and National City Bank, as agent (the “Agent”) for the Lenders.  Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

This agreement is delivered to you pursuant to Section 10.11.1 of the Credit Agreement and also constitutes notice to each of you, pursuant to Section 10.11.1 of the Credit Agreement, of the assignment and delegation to                                (the “Assignee”) of       % of the Loans, Term Loans of                         , and Revolving Commitment of                            (the “Assignor”) outstanding under the Credit Agreement on the date hereof.  After giving effect to the foregoing assignment and delegation, the Assignor’s and the Assignee’s Percentages for the purposes of the Credit Agreement are set forth opposite such Person’s name on the signature pages hereof.

[Add paragraph dealing with accrued interest and fees with respect to Loans assigned.]

The Assignee hereby acknowledges and confirms that it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans thereunder.  The Assignee further confirms and agrees that in becoming a Lender and in making its Revolving Commitment and Loans under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by the Agent.

Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Agent

(a)  the Assignee

(i) shall be deemed automatically to have become a party to the Credit Agreement, have all the rights and obligations of a “Lender” under the Credit Agreement and the other Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and

(ii)  agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

(b)  the Assignor shall be released from its obligations under the Credit Agreement and the other Loan Documents to the extent specified in the second paragraph hereof.

The Assignor and the Assignee hereby agree that the [Assignor] [Assignee] will pay to the Agent the processing fee referred to in Section 10.11.1 of the Credit Agreement upon the delivery hereof.

The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and Revolving Commitment and requests the Agent to acknowledge receipt of this document:

(A)                               Address for Notices:

Institution Name:

Attention:

Domestic Office:

Telephone:

Facsimile:

LIBOR Office:

Telephone:

Facsimile:

(B)                               Payment Instructions:

The Assignee agrees to furnish the tax form required by  Section 4.6 (if so required) of the Credit Agreement no later than the date of acceptance hereof by the Agent.

This Agreement may be executed by the Assignor and Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Commitment/Loan	Revolving Commitment	Term Loan
Assignor Amount	$	$
Amounts Assigned	$	$
Assignee Amounts (post assignment)	$	$

[ASSIGNOR]

By
Title:

[ASSIGNEE]

By
Title:

Accepted and Acknowledged
this day of , 20

NATIONAL CITY BANK,
as Agent

By:
Title:

[NOVAMED, INC.

By:
Title:]

EXHIBIT E

FORM OF OPINION OF COUNSEL TO BORROWER

[ON FILE WITH AGENT]

EXHIBIT F

Permitted Asset Dispositions

Borrower or any of its Subsidiaries may consummate transactions involving any of the following:

A. The sale by NovaMed Acquisition Company, Inc. of 25% interest in NovaMed Surgery Center of Fort Lauderdale, LLC